UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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Beneficial Mutual Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
GENERAL INFORMATION
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 19, 2011
INFORMATION ABOUT VOTING
CORPORATE GOVERNANCE AND BOARD MATTERS
AUDIT-RELATED MATTERS
REPORT OF THE COMPENSATION COMMITTEE
STOCK OWNERSHIP
ITEMS TO BE VOTED ON BY STOCKHOLDERS
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS
SUBMISSION OF BUSINESS PROPOSALS AND STOCKHOLDER NOMINATIONS
STOCKHOLDER COMMUNICATIONS
MISCELLANEOUS

April 8, 2011
Dear Stockholder:
You are cordially invited to attend the annual meeting of stockholders of Beneficial Mutual Bancorp, Inc. The meeting will be held at the Company’s headquarters located in the Penn Mutual Towers at 510 Walnut Street, 19th Floor, Philadelphia, Pennsylvania on Thursday, May 19, 2011, at 9:30 a.m., local time.
The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Directors and officers of the Company, as well as representatives of Deloitte & Touche LLP, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions from stockholders.
It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote via the Internet, by telephone or by completing and mailing a proxy card promptly. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.
We look forward to seeing you at the meeting.

Sincerely,

/s/ Gerard P. Cuddy

Gerard P. Cuddy
President and Chief Executive Officer

510 Walnut Street
Philadelphia, Pennsylvania 19106
(215) 864-6000
NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9:30 a.m., local time, on Thursday, May 19, 2011

PLACE	The Penn Mutual Towers 510 Walnut Street, 19th Floor Philadelphia, Pennsylvania

ITEMS OF BUSINESS	(1) To elect four directors to serve for a term of three years and one director to serve for a term of one year;

(2) To ratify Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

(3) To vote on a non-binding resolution to approve the compensation of our named executive officers;

(4) To consider an advisory vote on the frequency of the non-binding resolution to approve the compensation of our named executive officers; and

(5) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	To vote, you must have been a stockholder at the close of business on March 21, 2011.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares via the Internet, by telephone or by completing and returning a proxy card or voting instruction card. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

By Order of the Board of Directors,

/s/ William J. Kline, Jr.

William J. Kline, Jr. Corporate Secretary
Philadelphia, Pennsylvania
April 8, 2011

BENEFICIAL MUTUAL BANCORP, INC.
PROXY STATEMENT
GENERAL INFORMATION
We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Beneficial Mutual Bancorp, Inc. for the 2011 annual meeting of stockholders and for any adjournment or postponement of the meeting. In this proxy statement, we may also refer to Beneficial Mutual Bancorp, Inc. as “Beneficial Mutual Bancorp,” the “Company,” “we,” “our” or “us.”
Beneficial Mutual Bancorp is the holding company for Beneficial Bank, which has also operated under the name Beneficial Mutual Savings Bank. In this proxy statement, we may also refer to Beneficial Bank as the “Bank.”
We are holding the 2011 annual meeting at the Company’s headquarters located in the Penn Mutual Towers at 510 Walnut Street, 19th Floor, Philadelphia, Pennsylvania on Thursday, May 19, 2011, at 9:30 a.m., local time.
We intend to mail a notice of internet availability of proxy materials to stockholders of record beginning on or about April 8, 2011.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 19, 2011
This proxy statement and the Company’s 2010 Annual Report to Stockholders are available at http://ir.thebeneficial.com/annuals.cfm.
On this website, the Company also posts the Company’s 2010 Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission, including the Company’s 2010 audited consolidated financial statements.
INFORMATION ABOUT VOTING
Who Can Vote at the Meeting
You are entitled to vote your shares of Beneficial Mutual Bancorp common stock that you owned as of March 21, 2011. As of the close of business on March 21, 2011, a total of 80,717,553 shares of Beneficial Mutual Bancorp common stock were outstanding, including 45,792,775 shares of common stock held by Beneficial Savings Bank MHC. Each share of common stock has one vote.
The Company’s charter provides that, until July 13, 2012, record holders of the Company’s common stock, other than Beneficial Savings Bank MHC, who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote with respect to those shares held in excess of the 10% limit.

Ownership of Shares; Attending the Meeting
You may own shares of Beneficial Mutual Bancorp in one of the following ways:
•	Directly in your name as the stockholder of record; or
•	Indirectly through a broker, bank or other holder of record in “street name.”
If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us or to vote in person at the meeting.
As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Beneficial Mutual Bancorp common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.
Quorum and Vote Required
Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.
Votes Required for Proposals. At this year’s annual meeting, stockholders will elect four directors to serve for a term of three years and one director to serve for a term of one year. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected.
In voting on the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2011, the affirmative vote of a majority of votes cast at the annual meeting is required.
In voting on the non-binding resolution to approve the compensation of the Company’s named executive officers, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To approve the non-binding resolution, the affirmative vote of a majority of the votes cast at the annual meeting is required. The results of the vote on the compensation of the named executive officers are not binding on the Board of Directors.
In voting on the non-binding resolution to have a regular stockholder vote to approve the compensation of the named executive officers, you may vote for a frequency of one, two, or three years or abstain from voting. To approve the non-binding resolution, the affirmative vote of a plurality of the votes cast at the annual meeting is required. The results of this vote are not binding on the Board of Directors.

Effect of Not Casting Your Vote. If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they deemed appropriate.
Recent changes in regulation were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Therefore, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. These are referred to as “broker non-votes.” Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.
How We Count Votes. If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum.
In the election of directors, votes that are withheld will have no effect on the outcome of the election.
In counting votes on the proposal to ratify the selection of the Company’s independent registered public accounting firm, the non-binding resolution to approve the compensation of the Company’s named executive officers and the non-binding resolution to approve the frequency of a stockholder vote to approve the compensation of the Company’s named executive officers, abstentions will have the same effect as a vote against the proposals and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the voting on the proposals.
Because Beneficial Savings Bank MHC owns in excess of 50% of the outstanding shares of Beneficial Mutual Bancorp common stock, the votes it casts will ensure the presence of a quorum and determine the outcome of each of the proposals to be considered by stockholders at the annual meeting.
Voting by Proxy
The Company’s Board of Directors has prepared this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the Company’s proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends that you vote:
•	“FOR” each of the nominees for director;
•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm;
•	“FOR” the approval of the compensation of the Company’s named executive officers; and
•	To hold the advisory stockholder vote to approve the compensation of the named executive officers every year.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your shares of Company common stock may be voted by the persons named in the proxy card on the new meeting date, provided that the new meeting occurs within 30 days of the annual meeting date and you have not revoked your proxy. The Company does not currently know of any other matters to be presented at the annual meeting.
You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later-dated proxy or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.
Instead of voting by mailing a proxy card, registered stockholders can vote their shares of Company common stock via the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for Internet and telephone voting are set forth on the Company’s proxy card. The deadline for voting via the Internet or by telephone is 11:59 p.m., Eastern time, on Wednesday, May 18, 2011.
Participants in the Beneficial Mutual Savings Bank Employee Savings and Stock Ownership Plan and/or the Beneficial Mutual Bancorp, Inc. 2008 Equity Incentive Plan
If you participate in the Beneficial Mutual Savings Bank Employee Savings and Stock Ownership Plan (the “KSOP”), you will receive a voting instruction card that reflects all shares you may direct the trustee to vote on your behalf under the KSOP. Under the terms of the KSOP, all credited shares of Beneficial Mutual Bancorp common stock held by the KSOP trust are voted by the KSOP trustee, as directed by plan participants. All shares of Company common stock held in the KSOP trust that have not been credited to participants’ accounts, and all credited shares for which no timely voting instructions are received, are voted by the KSOP trustee in the same proportion as shares for which the trustee has received timely voting instructions, subject to the exercise of its fiduciary duties. If you participate in the Beneficial Mutual Bancorp, Inc. 2008 Equity Incentive Plan (the “Equity Incentive Plan”), you will also receive a voting instruction card for the purpose of directing the Equity Incentive Plan trustee how to vote the unvested shares of Company common stock awarded to you under the Equity Incentive Plan. The deadline for returning your voting instruction cards is May 12, 2011.
CORPORATE GOVERNANCE AND BOARD MATTERS
Director Independence
The Company’s Board of Directors currently consists of thirteen members. Each of the Company’s directors is independent under the listing requirements of the Nasdaq Stock Market, Inc., except for Mr. Gerard P. Cuddy, whom we currently employ as President and Chief Executive Officer.

Board Leadership Structure and Board’s Role in Risk Oversight
The Company’s Board of Directors endorses the view that one of its primary functions is to protect stockholders’ interests by providing independent oversight of management, including the Chief Executive Officer. However, the Board does not believe that mandating a particular structure, such as a separate Chairman and Chief Executive Officer, is necessary to achieve effective oversight. The Board of the Company is currently comprised of thirteen directors, twelve of whom are independent directors under the listing standards of the Nasdaq Stock Market. The Chairman of the Board has no greater nor lesser vote on matters considered by the Board than any other director, and the Chairman does not vote on any related party transaction. All directors of the Company, including the Chairman, are bound by fiduciary obligations, imposed by law, to serve the best interests of the stockholders. Accordingly, separating the offices of Chairman and Chief Executive Officer would not serve to enhance or diminish the fiduciary duties of any director of the Company. In addition, the Company has appointed Ms. Elizabeth H. Gemmill, an independent director, to serve as Lead Director. Among other things, the Lead Director position assists the Chief Executive Officer with his Board duties thereby allowing him to better focus on the responsibilities of running the Company.
To further strengthen the regular oversight of the full Board, all various committees of the Board are comprised of independent directors. The Compensation Committee of the Board consists solely of independent directors. As detailed in its report and the Compensation Discussion and Analysis appearing elsewhere in this proxy statement, the Compensation Committee reviews and evaluates the performance of all executive officers of the Company, including the Chief Executive Officer and reports to the Board. In addition, the Audit Committee, which is comprised solely of independent directors, oversees the Company’s financial practices, regulatory compliance, accounting procedures and financial reporting functions.
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Senior management also attends Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters.
Corporate Governance Policies
The Board of Directors has adopted a corporate governance policy to govern certain activities, including: the duties and responsibilities of directors; the composition, responsibilities and operations of the Board of Directors; the establishment and operation of Board committees; succession planning; convening executive sessions of independent directors; the Board of Directors’ interaction with management and third parties; and the evaluation of the performance of the Board of Directors and of the President and Chief Executive Officer.
Committees of the Board of Directors
The following table identifies our standing committees and their members at December 31, 2010. All members of each committee are independent in accordance with the listing requirements of the Nasdaq Stock Market, Inc. Each committee operates under a written charter that is approved by the Board of Directors that governs its composition, responsibilities and operation. Each committee reviews and reassesses the adequacy of its charter at least annually. The charters of all three committees are available in the Corporate Governance portion of the Investor Relations section of our website (www.thebeneficial.com).

Corporate
	Audit		Compensation		Governance
Director	Committee		Committee		Committee

Edward G. Boehne			X
Karen D. Buchholz					X
Gerard P. Cuddy
Frank A. Farnesi	X	*	X	*
Donald F. Gayhardt, Jr.	X		X
Elizabeth H. Gemmill	X				X	*
Thomas F. Hayes			X		X
Charles Kahn, Jr.			X
Thomas J. Lewis					X
Joseph J. McLaughlin	X				X
Michael J. Morris	X
George W. Nise
Roy D. Yates			X

Number of Meetings in 2010	9		6		2

*	Denotes Chairperson
Audit Committee
The Audit Committee assists the Board of Directors in its oversight of the Company’s accounting, auditing, internal control structure and financial reporting matters, the quality and integrity of the Company’s financial reports and the Company’s compliance with applicable laws and regulations. The Committee is also responsible for engaging the Company’s independent registered public accounting firm and monitoring its conduct and independence. The Board of Directors has designated Frank A. Farnesi as an audit committee financial expert under the rules of the Securities and Exchange Commission. Mr. Farnesi is independent under the listing requirements of the Nasdaq Stock Market, Inc. applicable to audit committee members.
Compensation Committee
The Compensation Committee approves the compensation objectives for the Company and the Bank, establishes the compensation for the Company’s senior management and conducts the performance review of the President and Chief Executive Officer. The Compensation Committee reviews all components of compensation, including salaries, cash incentive plans, long-term incentive plans and various employee benefit matters. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors. The Committee also assists the Board of Directors in evaluating potential candidates for executive positions. See “Compensation Discussion and Analysis” for a discussion of the role of management and compensation consultants in determining and/or recommending the amount or form of executive compensation.
Consistent with new SEC disclosure requirements, the Compensation Committee has assessed the Company’s compensation programs and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Our internal risk management officer has also assessed the Company’s executive and broad-based compensation and benefits programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. This risk assessment process included a review of program policies and practices; a program analysis to identify risk and risk control related to the programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk control, and the support of the programs and their risks to company strategy. Although we reviewed all compensation programs, we focused on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout.

Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and our risk management practices; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.
Compensation “clawback” provisions have been included in our equity award agreements and our Management Incentive Plan. These provisions give us the right to cancel or recoup awards in the event an employee alters, inflates or inappropriately manipulates the Company’s financial results or violates any other recognized ethical business standards.
Corporate Governance Committee
The Company’s Corporate Governance Committee assists the Board of Directors in: (i) identifying individuals qualified to become Board members, consistent with criteria approved by the Board; (ii) recommending to the Board the director nominees for the next annual meeting; (iii) implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to corporate governance guidelines; and (iv) recommending director nominees for each committee.
Minimum Qualifications. The Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in the Company’s Bylaws, which include a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.
If the candidate is deemed eligible for election to the Board of Directors, the Corporate Governance Committee will then evaluate the following criteria in selecting nominees:
•	Contributions to the range of talent, skill and expertise of the Board;
•	Financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements;
•	Familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations;
•	Personal and professional integrity, honesty and reputation;
•	The ability to represent the best interests of the stockholders of the Company and the best interests of the institution;
•	The ability to devote sufficient time and energy to the performance of his or her duties;

•	Independence under applicable Securities and Exchange Commission and listing definitions; and
•	Current equity holdings in the Company.
The Corporate Governance Committee also will consider any other factors it deems relevant, including diversity, competition, size of the Board of Directors and regulatory disclosure obligations. The Committee will also consider the extent to which the candidate helps the Board of Directors reflect the diversity of the Company’s stockholders, employees, customers and communities. The Committee also may consider the current composition and size of the Board of Directors, the balance of management and independent directors and the need for audit committee expertise.
With respect to nominating an existing director for re-election to the Board of Directors, the Corporate Governance Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; the experience, skills and contributions that the existing director brings to the Board; and independence.
Director Nomination Process. The process that the Corporate Governance Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:
For purposes of identifying nominees for the Board of Directors, the Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by the Bank. The Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth below. The Corporate Governance Committee has not previously used an independent search firm to identify nominees.
In evaluating potential nominees, the Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the criteria set forth above. If such individual fulfills these criteria, the Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.
Considerations of Recommendations by Stockholders. It is the policy of the Corporate Governance Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Corporate Governance Committee’s resources, the Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.
Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:
1.	The name of the person recommended as a director candidate;
2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;
4.	As to the stockholder making the recommendation, the name and address of such stockholder as they appear on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and
5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.
In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Corporate Secretary of the Company at least 30 days before the date of the annual meeting.
Director Compensation
The following table provides the compensation received by individuals who served as non-employee directors of the Company during the 2010 fiscal year. The table excludes perquisites, which did not exceed $10,000 in the aggregate for any director.

	Fees			All Other
	Paid in Cash	Stock Awards	Option Awards	Compensation	Total
Name	($)	($)(1)	($)(2)	($)(3)	($)
Edward G. Boehne	$61,000	$24,250	$17,800	$4,048	$107,098
Karen D. Buchholz	35,000	24,250	17,800	1,224	78,274
Frank A. Farnesi	71,000	24,250	17,800	4,397	117,447
Donald F. Gayhardt, Jr.	39,000	24,250	17,800	1,364	82,414
Elizabeth H. Gemmill	63,000	24,250	17,800	4,118	109,168
Thomas F. Hayes	38,000	24,250	17,800	3,243	83,293
Charles Kahn, Jr.	58,000	24,250	17,800	3,943	103,993
Thomas J. Lewis	39,000	24,250	17,800	3,680	84,730
Joseph J. McLaughlin	51,000	24,250	17,800	3,698	96,748
Michael J. Morris	50,000	24,250	17,800	3,663	95,713
George W. Nise	58,000	24,250	17,800	4,640	104,690
Donald F. O’Neill (4)	14,333	24,250	17,800	2,415	58,798
Roy D. Yates	48,000	24,250	17,800	3,593	93,643

(1)	Reflects the compensation expense recognized in accordance with FASB ASC Topic 718 on outstanding restricted stock awards for each director based upon the Company’s stock price of $9.70 as of March 5, 2010, the date of grant. When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon. At December 31, 2010, the aggregate number of unvested restricted stock award shares held in trust was 25,500 for Mr. Nise, 2,500 for Ms. Buchholz and Mr. Gayhardt and 19,500 for each of the other named directors with stock awards.

(2)	Reflects the compensation expense recorded in accordance with FASB ASC Topic 718 on outstanding stock option awards for each of the non-employee directors, based upon a fair value of $3.56 for each option using the Black-Scholes option pricing model. For information on the assumptions used to compute fair value, see Note 17 to the Notes to the Financial Statements included in the Company’s Annual Report to Stockholders for the year ended December 31, 2010. The actual value, if any, realized by a director from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by a director will be at or near the value estimated above. The aggregate outstanding stock options at December 31, 2010 was 5,000 for Ms. Buchholz and Mr. Gayhardt and 60,000 for each of the other named directors with 2010 stock option awards.

(3)	These amounts represent the Philadelphia city wage tax that the directors incurred in connection with their Board and committee fees. The Company pays the Philadelphia wage tax on behalf of its directors.

(4)	Donald F. O’Neill’s term as a director of the Company and the Bank expired on May 20, 2010.

Cash Retainer and Meetings Fees for Non-Employee Directors. The following table sets forth the applicable retainers and fees that will be paid to non-employee directors for their service on the Bank’s Board of Directors during 2011. Directors do not receive any additional fees for their service on the Boards of Directors of the Company or Beneficial Savings Bank MHC.

Annual Retainer	$20,000
Fee per Board Meeting	1,000
Annual Committee Chair Retainer:
Audit Committee	8,000
Executive, Compensation and Corporate Governance Committees	4,000
Fee per Committee Meeting	1,000
Stock-Based Deferral Plan. The Beneficial Mutual Savings Bank Stock-Based Deferral Plan provides participants with a vehicle to defer compensation not yet earned and invest that compensation in our common stock. Directors and our named executive officers are eligible to participate in the plan. Each participant’s deferral election must specify the amount of compensation that is being deferred and the timing of the distributions of the deferrals. Participants may elect to receive distributions upon termination in a lump sum or installments over a period of one to five years. Participants may also make a special change in control election.
2008 Equity Incentive Plan. The Beneficial Mutual Bancorp, Inc. 2008 Equity Incentive Plan provides the company with a vehicle to award long term incentives designed to provide compensation opportunities based on the creation of stockholder value. Our directors participate in the 2008 Equity Incentive Plan and have received grants of non-statutory stock options and restricted stock awards. The non-statutory stock options and restricted stock awards granted under the plan vest at a rate of 20% per year beginning on the first anniversary of the date of grant. With the exception of Ms. Buchholz and Mr. Gayhardt, each director was granted a non-statutory stock option for 5,000 shares of Beneficial Mutual Bancorp, Inc. common stock and a restricted stock award for 2,500 shares of Beneficial Mutual Bancorp, Inc. common stock in March 2009 and 2010. Ms. Buchholz and Mr. Gayhardt were each granted a non-statutory stock option for 5,000 shares of Beneficial Mutual Bancorp, Inc. common stock and a restricted stock award for 2,500 shares of Beneficial Mutual Bancorp, Inc. common stock in March 2010.
Board and Committee Meetings
During the year ended December 31, 2010, the Board of Directors of the Company held nine meetings and the Board of Trustees of the Bank held nine meetings. No director attended fewer than 75% of the total meetings of the Company’s Board of Directors and the committees on which such individual served during fiscal 2010.
Director Attendance at the Annual Meeting of Stockholders
The Board of Directors encourages each director to attend the Company’s annual meeting of stockholders. All of the Company’s directors attended the Company’s 2010 annual meeting of stockholders.
Code of Ethics and Business Conduct
Beneficial Mutual Bancorp has adopted a Code of Ethics and Business Conduct that is designed to ensure that the Company’s directors and employees meet the highest standards of ethical conduct. The Code of Ethics and Business Conduct, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the Code of Ethics and Business Conduct is designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations. A copy of the Code of Ethics and Business Conduct is available in the Corporate Governance portion of the Investor Relations section of our website (www.thebeneficial.com).

AUDIT-RELATED MATTERS
Report of the Audit Committee
The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The independent registered public accounting firm is also responsible for issuing an attestation report on management’s assessment of the Company’s internal control over financial reporting. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors and in accordance with the Audit Committee Charter. The Charter is available in the Corporate Governance portion of the Investor Relations section of our website (www.thebeneficial.com). A copy can also be obtained from the Company’s Corporate Secretary.
In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.
In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.
The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is “independent.”
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.
Audit Committee of the Board of Directors of
Beneficial Mutual Bancorp, Inc.
Frank A. Farnesi, Chairman
Donald F. Gayhardt, Jr.
Elizabeth H. Gemmill
Joseph J. McLaughlin
Michael J. Morris
Audit Fees
Audit Fees. The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2010 and 2009 by Deloitte & Touche LLP.

	2010	2009
Audit Fees (1)	$511,601	$479,500
Audit Related Fees	—	84,199
Tax Fees	—	—

(1)	Includes professional services rendered for the audit of the Company’s annual consolidated financial statements and review of consolidated financial statements included in Quarterly Reports on Form 10-Q, or services normally provided in connection with statutory and regulatory filings (i.e., attest services required by the Federal Deposit Insurance Corporation Improvement Act or Section 404 of the Sarbanes-Oxley Act), including out-of-pocket expenses. For 2010 and 2009, $33,529 and $50,000 of the reported fees billed to the Company were for services performed for the years ended December 31, 2009 and 2008, respectively.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm. The Audit Committee is responsible for appointing, setting the compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent auditor. Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided. The request may be made with respect to either specific services or a type of service for predictable or recurring services. During the year ended December 31, 2010, all services were approved, in advance, by the Audit Committee in compliance with these procedures.
REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. See “Compensation Discussion and Analysis.”
Compensation Committee of the Board of Directors of
Beneficial Mutual Bancorp, Inc.
Frank A. Farnesi, Chairman
Edward G. Boehne
Donald F. Gayhardt, Jr.
Thomas F. Hayes
Charles Kahn, Jr.
Roy D. Yates
STOCK OWNERSHIP
The following table provides information as of March 21, 2011 with respect to persons known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares of common stock. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

		Percent of
	Number of	Common Stock
Name and Address	Shares Owned	Outstanding (1)
Beneficial Savings Bank MHC	45,792,775	56.73%
510 Walnut Street Philadelphia, Pennsylvania 19106

Wellington Management Co. LLP (2)	7,508,574	9.30%
75 State Street Boston, Massachusetts 02109

(1)	Based on 80,717,553 shares of Company common stock outstanding and entitled to vote as of March 21, 2011.

(2)	Based solely on a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 14, 2011.

The following table provides information about the shares of Company common stock that may be considered to be owned by each director of the Company, each executive officer named in “Executive Compensation—Summary Compensation Table” and by all directors and executive officers of the Company as a group as of March 21, 2011. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown. The number of shares beneficially owned by all directors and executive officers as a group totaled 2.58% of our common stock as of March 21, 2011. Each director, director nominee and named executive officer owned less than 1% of our outstanding common stock as of that date.

			Number of Shares That
			May Be Acquired
	Number of Shares		Within 60 Days By
Name	Owned (1)		Exercising Options	Total
Directors:
Edward G. Boehne	40,000		23,000	63,000
Karen D. Buchholz	2,500		1,000	3,500
Gerard P. Cuddy	156,939		89,000	245,939
Frank A. Farnesi	50,000		23,000	73,000
Donald F. Gayhardt, Jr.	2,500		1,000	3,500
Elizabeth H. Gemmill	58,000		23,000	81,000
Thomas F. Hayes	35,000		23,000	58,000
Charles Kahn, Jr.	73,000	(2)	23,000	96,000
Thomas J. Lewis	38,000		23,000	61,000
Joseph J. McLaughlin	40,000	(3)	23,000	63,000
Michael J. Morris	100,000	(4)	23,000	123,000
George W. Nise	99,222	(5)	23,000	122,222
Roy D. Yates	661,983	(6)	23,000	684,983

Named Executive Officers Who Are Not Also Directors:
Thomas D. Cestare	3,385		—	3,385
Andrew J. Miller	86,324		43,000	129,324
Robert J. Bush	113,420	(7)	43,000	156,420
Denise Kassekert	82,027		33,000	115,027

All Executive Officers, Directors and Director Nominees as a Group (17 persons)	1,642,300		440,000	2,082,300

(1)	This column includes the following:

	Shares of Unvested
	Restricted Stock Held in		Shares Held or Allocated
	Trust Under the		Under the Beneficial Mutual
	Beneficial Mutual	Shares Held Under the Beneficial	Savings Bank Employee
	Bancorp, Inc. 2008 Equity	Mutual Savings Bank Stock-Based	Savings and Stock
	Incentive Plan	Deferral Plan	Ownership Plan
Mr. Boehne	18,500	—	—
Ms. Buchholz	2,000	—	—
Mr. Cuddy	130,000	—	5,859
Mr. Farnesi	18,500	—	—
Mr. Gayhardt	2,000	—	—
Ms. Gemmill	18,500	—	—
Mr. Hayes	18,500	5,000	—
Mr. Kahn	18,500	—	—
Mr. Lewis	18,500	—	—
Mr. McLaughlin	18,500	—	—
Mr. Morris	18,500	—	—
Mr. Nise	24,500	25,000	—
Mr. Yates	18,500	—	—
Mr. Cestare	2,500	—	885
Mr. Miller	66,000	—	18,274
Mr. Bush	66,000	—	5,874
Ms. Kassekert	66,000	—	9,027

(2)	Includes 5,700 shares owned by Mr. Kahn’s spouse and 300 shares held by Mr. Kahn’s spouse as custodian for their grandchild.

(3)	Includes 5,000 shares owned by Mr. McLaughlin’s spouse.

(4)	Includes 15,000 shares held by a trust in which Mr. Morris is a beneficiary.

(5)	Includes 15,000 shares held by Mr. Nise’s spouse.

(6)	Includes 84,917 shares held by Mr. Yates’ children.

(7)	Includes 10,423 shares held by Mr. Bush’s children.

ITEMS TO BE VOTED ON BY STOCKHOLDERS

Item 1	— Election of Directors
The Company’s Board of Directors currently consists of thirteen members. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. The Board of Directors’ nominees for election this year, to serve for a three-year term or until their respective successors have been elected and qualified, are Gerard P. Cuddy, Frank A. Farnesi, Thomas J. Lewis and George W. Nise. In addition, the Board of Directors’ nominee for election this year, to serve for a one-year term or until his respective successor has been elected and qualified, is Charles Kahn, Jr. All of the nominees are currently directors of the Company and the Bank.
Unless you indicate on the proxy card that your shares should not be voted for certain nominees, the Board of Directors intends that the proxies solicited by it will be voted for the election of each of the Board’s nominees. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. At this time, we know of no reason why any nominee might be unable to serve.
The Board of Directors recommends that stockholders vote “FOR” the election of all of the nominees.
Information regarding the nominees for election at the annual meeting is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated for each individual is as of December 31, 2010. The indicated period of service as a director includes the period of service as a director of Beneficial Bank.
Nominees for Election as Directors
The nominees for election to serve for a three-year term are:
Gerard P. Cuddy is our President and Chief Executive Officer, effective January 1, 2007, and also serves as the Chairman of the Board. From May 2005 to November 2006, Mr. Cuddy was a senior lender at Commerce Bank and from 2002 to 2005, Mr. Cuddy served as a Senior Vice President of Fleet/Bank of America. Prior to Mr. Cuddy’s service with Fleet/Bank of America, Mr. Cuddy held senior management positions with First Union National Bank and Citigroup. Age 51. Trustee of Beneficial Bank and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp since 2006.
Mr. Cuddy’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which the Bank serves affords the Board valuable insight regarding the business and operation of the Bank. Mr. Cuddy’s knowledge of all aspects of the Company’s and the Bank’s business and history, combined with his success and strategic vision, position him well to continue to serve as our President and Chief Executive Officer.
Frank A. Farnesi is a retired partner of KPMG LLP. Age 63. Trustee of Beneficial Bank and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp since 2004. He is also a director of RAIT Investment Trust (NYSE: RAS) and a Trustee of Immaculata University.
As a former partner with a certified public accounting firm, Mr. Farnesi provides the Board of Directors with critical experience regarding accounting and financial matters.

Thomas J. Lewis is the President and Chief Executive Officer of Thomas Jefferson University Hospitals, Inc. Age 58. Trustee of Beneficial Bank and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp since 2005.
Mr. Lewis’ background offers the Board of Directors management and oversight experience, specifically within the region in which the Bank conducts its business.
George W. Nise served as our President and Chief Executive Officer until his retirement effective January 1, 2007. Age 68. Trustee of Beneficial Bank since 2000 and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp since their formation.
Mr. Nise’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which the Bank serves affords the Board valuable insight regarding the business and operation of the Bank.
The nominee for election to serve for a one-year term is:
Charles Kahn, Jr. serves as the Executive Chairman of Kahn & Co., Inc., a real estate company. Age 86. Trustee of Beneficial Bank since 1974 and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp since their formation.
Mr. Kahn’s background provides the Board of Directors with critical experience in real estate matters, which are essential to the business of the Bank.
Directors Continuing in Office
The following directors have terms ending in 2012:
Elizabeth H. Gemmill serves as the President of the Warwick Foundation, a private family foundation. Age 65. Trustee of Beneficial Bank and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp since 2005. She is also a director of Universal Display Corporation (Nasdaq: PANL) and the Chairman of the Board of Directors of Philadelphia University.
As a director of Universal Display Corporation, Ms. Gemmill provides the Board of Directors with critical experience regarding public company oversight matters. Ms. Gemmill also demonstrates a strong commitment to the Company’s local community in her role as President of the Warwick Foundation and as Chairman of the Board of Philadelphia University.
Thomas F. Hayes is the retired President of Philadelphia Gear Corporation, a power transmission company. Age 88. Trustee of Beneficial Bank since 1974 and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp since their formation.
Mr. Hayes’ background offers the Board of Directors substantial small company management experience, specifically within the region in which the Bank conducts its business, and provides the Board with valuable insight regarding the local business and consumer environment.
Joseph J. McLaughlin retired as President of Beneficial Bank in 1993. Age 82. Trustee of Beneficial Bank since 1974 and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp since their formation.

Mr. McLaughlin’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which the Bank serves affords the Board valuable insight regarding the business and operation of the Bank.
The following directors have terms ending in 2013:
Edward G. Boehne is a Senior Economic Advisor for Haverford Trust Company, an asset management company. Age 70. Trustee of Beneficial Bank since 2000 and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp since their formation. He is also a director of Toll Brothers, Inc. (NYSE: TOL) and the privately held companies of Haverford Trust Company, Penn Mutual Life Insurance Company and AAA Mid-Atlantic. Mr. Boehne also served as the President of the Federal Reserve Bank of Philadelphia.
Mr. Boehne’s asset management background provides the Board of Directors with substantial management and leadership experience with respect to an industry that complements the financial services provided by the Bank. In addition, as a director of a corporation listed on the New York Stock Exchange, Mr. Boehne offers the Board significant public company oversight experience.
Karen D. Buchholz is Vice President, Administration of Comcast Corp., one of the nation’s leading providers of entertainment, information and communications products and services. Age 43. Trustee of Beneficial Bank since 2009 and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp since 2009.
As an executive of Comcast Corp., Ms. Buchholz provides the Board with extensive public company oversight and leadership experience. In addition, Ms. Buchholz offers the Board of Directors significant business and management level experience from a setting outside of the financial services industry.
Donald F. Gayhardt, Jr. has served as the Chief Executive Officer of Music Training Center Holdings, LLC, a music education company, since May 2009. Prior to that, Mr. Gayhardt was the President of Dollar Financial Corp., a financial services company located in Berwyn, Pennsylvania. Age 46. Trustee of Beneficial Bank since 2009 and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp since 2009.
Mr. Gayhardt’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which the Bank serves affords the Board valuable insight regarding the business and operation of the Bank.
Michael J. Morris is the retired President, Chief Executive Officer and Founder of both Transport International Pool Inc. and GE Modular Structures, each of which are transportation and building space companies. Age 76. Trustee of Beneficial Bank since 1989 and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp since their formation. He is also a director of Met-Pro Corporation (NYSE: MPR) and the Tokio Marine Ltd. Companies Philadelphia Insurance Company and Philadelphia Indemnity Company.
Mr. Morris’ background provides the Board of Directors with substantial international business experience, entrepreneurial and business leadership skills, extensive Board experience and knowledge of finance, corporate governance and audit matters. In addition, as a director of Met-Pro Corporation, Mr. Morris provides the Board of Directors with critical experience regarding public company oversight matters.

Roy D. Yates is a Professor of Electrical and Computer Engineering at Rutgers University in Piscataway, New Jersey and is a former director of FMS Financial Corporation. Age 48. Trustee of Beneficial Bank and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp since 2007.
As a former director of FMS Financial Corporation, Mr. Yates provides the Board of Directors with critical experience regarding public company oversight matters. In addition, Mr. Yates’ academic and engineering background provides the Board with experience from a setting outside of the financial services industry.

Item 2	— Ratification of Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP to be the Company’s independent registered public accounting firm for the 2011 fiscal year, subject to ratification by stockholders. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.
If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the shares represented at the annual meeting and entitled to vote, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors.
The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.

Item 3	— Advisory Vote on Executive Compensation
The Board of Directors of the Company is committed to excellence in governance. As part of that commitment, and as required by federal securities laws, the Board of Directors is providing the Company’s stockholders with an opportunity to provide an advisory vote on the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the “Compensation Discussion and Analysis,” the compensation tables and the related narrative discussion contained in this proxy statement.
This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion contained in the 2011 proxy statement is hereby approved.”
This advisory vote on the compensation of our named executive officers is not binding on us, our Board or the Compensation Committee. However, our Board and the Compensation Committee will review and consider the outcome of this advisory vote when making future compensation decisions for our named executive officers.

The Board of Directors recommends that stockholders vote “FOR” the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion contained in this proxy statement.

Item 4	— Advisory Vote on the Frequency of a Stockholder Vote to Approve Executive Compensation
As part of the Board of Directors’ commitment to excellence in corporate governance, and as required by federal securities laws, the Board of Directors is providing the Company’s stockholders with an opportunity to provide an advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers. Stockholders may choose to approve holding an advisory vote on the compensation of our named executive officers annually, biennially or triennially. Accordingly, we are asking stockholders whether the advisory vote should occur every year, every two years or every three years. For the reasons described below, we recommend that our stockholders select a frequency of every year, or an annual vote.
The Board of Directors believes an annual advisory vote on the compensation of the Company’s named executive officers will allow the Board to obtain information on stockholders’ views of the compensation of the Company’s named executive officers on a more consistent basis. In addition, the Board believes an annual advisory vote on the compensation of the Company’s named executive officers will provide the Board of Directors and the Compensation Committee with frequent input from stockholders on the Company’s compensation programs for its named executive officers. Finally, the Board believes an annual advisory vote on the compensation of the Company’s named executive officers aligns more closely with the Company’s objective to engage in regular dialogue with its stockholders on corporate governance matters, including the Company’s executive compensation philosophy, policies and programs.
This advisory vote on the frequency of the non-binding vote on the compensation of our named executive officers is not binding on us, our Board or the Compensation Committee. However, our Board and the Compensation Committee will review and consider the outcome of this advisory vote when making future compensation decisions for our named executive officers.
The Board of Directors recommends that stockholders vote to hold the advisory vote on the compensation of the Company’s named executive officers every year.
COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
It is the intent of the Compensation Committee to provide our named executive officers with a market competitive compensation package that promotes the achievement of our strategic objectives, is aligned with operating and other performance metrics to support shareholder value and does not encourage excessive risk taking.
In 2010, the difficult economic environment posed a number of challenges for our Company. Weaknesses in the commercial real estate market in 2010 had a significant impact on our financial results. During the year, we saw considerable deterioration in the value of a number of large collateral dependent commercial real estate loans. Additionally, we noted a pronounced slowdown in the commercial real estate market limiting traditional refinance and repayment sources. We believe the recovery for commercial real estate in our geographic region will take some time causing continued downward pressure on property valuations for the foreseeable future. As a result, we significantly increased our provision for credit losses in 2010 and recorded a net loss of $9.0 million for the year.

Our Compensation Committee, with the support of our management team, took the following actions with respect to the compensation and benefit programs for our named executive officers in light of the Company’s weak financial performance in 2010:
• No merit increases for our named executive officers. Due to uncertainty in the financial services sector, as well as general market conditions, the Compensation Committee decided not to award salary increases to our named executive officers.
• Limited cash bonuses for our named executive officers. For fiscal 2010, the Compensation Committee considered the overall financial results of the Company against the pre-established goals under the 2010 Management Incentive Plan (“2010 MIP”). Despite the satisfaction of certain performance criteria under the 2010 MIP, with the recommendation and support of our chief executive officer, the Compensation Committee determined that the named executive officers, with the exception of Mr. Cestare, would not receive a cash bonus. Mr. Cestare received a one-time guaranteed cash bonus for 2010 under the terms of his employment agreement. See “Executive Compensation — Employment Agreements” for detailed information on Mr. Cestare’s agreement.
• Continued use of equity awards. In support of our annual equity award program, our named executive officers received stock option grants, grants of restricted stock and performance awards under the terms of our equity incentive plan. The stock option grants and restricted stock awards vest over the passage of time and the performance awards are conditioned upon the achievement of specific Company performance measures. See “Long-term Equity Compensation” for the terms and conditions of the equity awards.
During 2010, the stock option grants made to our named executive officers in 2008, 2009 and 2010 each had an exercise price that was higher than the market value of our common stock. In addition, due to the poor economic conditions in the banking industry, the performance conditions set forth in the equity awards granted to our named executive officers in 2008, 2009 and 2010 were not satisfied. See “Long-Term Equity Based Compensation” for additional information on the terms and conditions of the performance awards granted to our named executive officers.
• All equity awards and 2010 MIP awards subject to our clawback policy. In accordance with best practices, all awards granted under the 2010 MIP and our 2008 Equity Incentive Plan are subject to forfeiture in the event an award recipient alters, inflates or inappropriately manipulates the performance/financial results of the Company or violates recognized ethical business standards.
• Extended term of employment agreements with our named executive officers. The Compensation Committee reviewed each executive’s performance in 2010, his or her position in the Company and the agreement as a whole and elected to renew each executive’s employment agreement for an additional year so that the term of the agreements will expire on May 20, 2012, unless otherwise extended. The terms and conditions of our employment agreements are consistent with the agreements provided to senior officers in the thrift industry and reflect best practices, such as the exclusion of tax gross ups. See “Employment and Management Agreements” for information on the agreements with our named executive officers.

In addition to the overall changes to the Company’s executive compensation program during fiscal 2010, the Company also had a change in management in early 2010 with the departure of its former chief financial officer and the hiring of Thomas Cestare as the Company’s new chief financial officer. Mr. Cestare entered into a two-year employment agreement with the Company and Beneficial Mutual Savings Bank which provided for, among other things, a signing bonus, a one-time guaranteed payout under the 2010 Management Incentive Plan and the grant of equity awards. See “Executive Compensation — Grants of Plan Based Awards” for information on the awards granted to Mr. Cestare in 2010. In connection with the management transition, our former chief financial officer entered into a severance agreement with the Company. See “Executive Compensation — Summary Compensation Table” for information on the severance payment made to the Company’s former chief financial officer in connection with his separation from service.
Summary of Compensation Practices in 2010. Our named executive officers’ fiscal 2010 compensation package consisted primarily of the following components (in addition to retirement, health and welfare plans and programs in which all of our full-time employees participate).

Annual Compensation			Summary of Fiscal 2010
Component	Key Features	Purpose	Actions
Base Compensation	Fixed annual cash amount. Salary adjustments are considered on an annual basis.	Provides a fixed amount of cash compensation for our named executive officers.	Base salaries frozen at 2010 levels.

Short-term Incentive Compensation	Named executive officers participate in the annual Management Incentive Plan.

Named executive officers are eligible for an award based on the satisfaction of individual and Company performance goals.

	The Compensation Committee has discretion as to the payment of awards under the plan.	Motivate and reward the achievement of Company and individual performance goals. Reinforces pay-for-performance philosophy.	No incentive payments were made to our named executive officers for the fiscal 2010 performance year (except for Mr. Cestare under the terms of his employment agreement).

Long-Term Incentive Compensation	Named executive officers are eligible to participate in the Company equity incentive plan which provides for the grant of stock options, restricted stock and performance awards. For Mr. Cestare, restricted shares vest in five equal annual installments beginning on the first anniversary of the date of grant. For our other named executive officers vest in their restricted stock awards based on the following schedule: 60% after three years and 20% each year thereafter. Non-statutory stock options granted to our named executive officers vest 20% per year over a five year period. The performance awards vest upon the achievement of certain Company financial performance measures.	Stock options support our growth strategy, link our named executive officers’ compensation and our stock price and serve as a retention tool. The extended service requirement under the restricted stock awards serves as a retention tool. Performance awards encourage our management team to achieve our long-term financial goals.	Non-statutory stock options and restricted stock awards were granted to all the named executive officers. All named executive officers, with the exception of Mr. Cestare, also received a performance award in fiscal 2010.

Compensation Philosophy
We ground our compensation philosophy on four (4) basic principles:
• Meeting the Demands of the Market — Our goal is to compensate our employees at competitive levels that position us as the employer of choice among our peers who provide similar financial services in the markets we serve.
• Aligning with Stockholders — We use equity compensation as an additional component of our compensation mix to develop a culture of ownership among our named executive officers and to align their individual financial interests with the interests of our stockholders.
• Performance — We believe that a significant amount of executive compensation should be performance-based. Therefore, our compensation program is designed to reward superior performance and encourage our executive officers to feel accountable for the Company’s financial performance and their individual performance. In order to achieve this, we have structured our short-term cash-based and equity programs to tie an executive’s compensation, in part, directly to Company and individual performance.
• Reflecting our Business Philosophy — Our approach to compensation reflects our values and the way we do business in the communities we serve.
We strive to satisfy the demands of our business model by providing our management team with incentives tied to the successful implementation of our corporate objectives. However, we recognize that the Company operates in a competitive environment for talent. Therefore, our approach to compensation considers a full range of compensation elements (base compensation, equity awards and short-term cash incentives) as we seek to attract and retain key personnel. See “Summary of Compensation Practices for 2010” for the compensation mix used for our named executive officers in fiscal 2010.
Elements Used to Implement Our Compensation Objectives
We believe that we can meet the objectives of our compensation philosophy by achieving a balance among base compensation, short-term incentives and long-term incentives that is competitive with our industry peers and creates appropriate incentives for our named executive officers. To achieve the necessary balance, our Compensation Committee works closely with the compensation consulting firm of Pearl Meyer & Partners. See “Role of Compensation Consultant” for a detailed description of the services provided by Pearl Meyer & Partners.
Base Compensation. The base salary of each named executive officer is reviewed on an annual basis in connection with the executive’s performance review. Decisions regarding salary adjustments take into account an executive’s current base salary and the amounts paid to the executive’s peers within and outside of the Company. Our goal is to maintain salary levels for the named executive officers at levels consistent with base pay received by those in comparable positions at our peers. Therefore, in order to be competitive we target base salaries to be at the median level of our peers. We obtain peer group information from a variety of sources, including survey data gathered by Pearl Meyer & Partners. See “Peer Group Analysis” for information of the financial institutions used to benchmark base compensation levels. We also evaluate salary levels at the time of promotion or other change in responsibilities or as a result of specific commitments we made when a specific officer was hired. Individual performance and retention risk are also considered as part of our annual assessment. See “Executive Compensation—Summary Compensation Table” for salaries paid to our named executive officers in 2010.

Short-Term Cash-Based Incentive Compensation. Our 2010 MIP is designed to recognize and reward our named executive officers for their contribution to our success. Our MIP measures both Company performance and individual performance when determining payouts under the plan. In 2010, the Company performance measures were earnings per share and efficiency ratio targets, which are core measures of profitability and efficiency of resources. The individual performance measures were specific to each participant’s job (e.g., strategic growth, lending growth, loan loss experience and deposit growth). The 2010 MIP provided each plan participant with a target cash incentive opportunity based on existing business, marketing and economic conditions, services offered by the Bank and its subsidiaries as of the date the plan was implemented and individual job responsibilities.
The table below summarizes the incentive payout opportunities for 2010:

	2010 Incentive Opportunity (as a Percent of Base Salary)
	Threshold Incentive	Target Incentive	Stretch Incentive
	Opportunity	Opportunity	Opportunity
Position	(50% of target)	(100%)	(150% of target)

President and Chief Executive Officer
Gerard Cuddy	20%	40%	60%

Other Named Executive Officers
Robert Bush	13%	25%	38%
Thomas Cestare	13%	25%	38%
Andrew Miller	13%	25%	38%
Denise Kassekert	13%	25%	38%
The target cash incentives for each participant are consistent with competitive market practices and reflect a percentage of each participant’s base salary. See “Executive Compensation — Grants of Plan-Based Awards — 2010 Management Incentive Plan” for the dollar value of each executive’s potential incentive opportunity in fiscal 2010.
The 2010 MIP was administered by the Compensation Committee with the assistance of the Human Resources Department. The Compensation Committee has sole discretion to make adjustments to the Company and individual performance measures in the event of a change in market conditions, regulations or our business model. The Compensation Committee uses scorecards to evaluate each MIP participant’s performance and determines the payout under the plan. The 2010 MIP contained a clawback provision that insured participants who alter, inflate or inappropriately manipulate the performance/financial results of the Company or violate recognized ethical business standards would forfeit their award under the plan.
The following scorecards set forth the Compensation Committee’s assessment of each named executive officer in relation to the 2010 individual and Company performance measures. The scorecards list each performance goal and the weight given to the achievement of each goal. The scorecards also illustrate the threshold, target and stretch levels and note the actual achievement of the performance measures and the corresponding 2010 MIP payouts. All dollar amounts are in thousands, unless otherwise noted. The Compensation Committee, with the recommendation of our chief executive officer, determined that no payouts would be made to named executive officers under the MIP for the fiscal 2010 performance year.

Gerard Cuddy	Performance Goals				Incentive Opportunity
					Threshold	Target	Stretch
Performance Measures	Threshold	Target	Stretch	Weight	Value	Value	Value
Earnings Per Share	$0.25	$0.28	$0.32	50.0%	$51,000	$102,000	$153,000
Efficiency Ratio	75.39%	74.15%	72.3%	30.0	30,600	61,200	91,800
Strategic Initiatives Execution	Committee discretion			20.0	20,400	40,800	61,200

				100.0%	$102,000	$204,000	$306,000

Robert Bush	Performance Goals				Incentive Opportunity
					Threshold	Target	Stretch
Performance Measures	Threshold	Target	Stretch	Weight	Value	Value	Value
Earnings Per Share	$0.25	$0.28	$0.32	20.0%	$7,800	$15,600	$23,400
Efficiency Ratio	75.39%	74.15%	72.3%	20.0	7,800	15,600	23,400
Increase Pre-Tax Net Income of Beneficial Advisors	$104,000	$115,000	$132,000	20.0	7,800	15,600	23,400
Achieve EBITDA of $1.3 million for Beneficial Insurance Services	$1.17M	$1.30M	$1.50M	30.0	11,700	23,400	35,100
Strategic Initiatives Execution	Committee discretion			10.0	3,900	7,800	11,700

				100.0%	$39,000	$78,000	$117,000

Thomas Cestare	Performance Goals				Incentive Opportunity
					Threshold	Target	Stretch
Performance Measures	Threshold	Target	Stretch	Weight	Value	Value	Value
Earnings Per Share	$0.25	$0.28	$0.32	50.0%	$20,313	$40,625	$60,938
Efficiency Ratio	75.39%	74.15%	72.3%	30.0	12,187	24,375	36,562
Strategic Initiatives Execution	Committee discretion			20.0	8,125	16,250	24,375

				100.0%	$40,625	$81,250	$121,875

Andrew Miller	Performance Goals				Incentive Opportunity
					Threshold	Target	Stretch
Performance Measures	Threshold	Target	Stretch	Weight	Value	Value	Value
Earnings Per Share	$0.25	$0.28	$0.32	30.0%	$10,530	$21,060	$31,590
Efficiency Ratio	75.39%	74.15%	72.3%	20.0	7,020	14,040	21,060
Increase Total Loans Outstanding to $3.2 billion	$2.88B	$3.20B	$3.68B	15.0	5,265	10,530	15,795
Limit Reserve additions to $20.0 million	N/A	$20.0M	N/A	15.0	5,265	10,530	15,795
Strategic Initiatives Execution	Committee discretion			20.0	7,020	14,040	21,060

				100.0%	$35,100	$70,200	$105,300

Denise Kassekert	Performance Goals				Incentive Opportunity
					Threshold	Target	Stretch
Performance Measures	Threshold	Target	Stretch	Weight	Value	Value	Value
Earnings Per Share	$0.25	$0.28	$0.32	30.0%	$10,530	$21,060	$31,590
Efficiency Ratio	75.39%	74.15%	72.3%	20.0	7,020	14,040	21,060
Grow Total Deposits to $4.0 billion	$3.6B	$4.0B	$4.6B	30.0	10,530	21,060	31,590
Strategic Initiatives Execution	Committee discretion			20.0	7,020	14,040	21,060

				100.0%	$35,100	$70,200	$105,300

Long-Term Equity-Based Compensation. Equity incentives are among the most important elements of our named executive officer’s total compensation package in that they directly align the interests of our executives to the interests of our stockholders. Our 2008 Equity Incentive Plan provides our Compensation Committee with a vehicle to award long term incentives designed to provide compensation opportunities based on the creation of shareholder value. In line with best practices for public companies, the Compensation Committee makes an annual determination as to who will receive equity awards, the type of awards, vesting conditions and level of the award. Consistent with the Company’s pay for performance philosophy, equity awards granted to our named executive officers are in part performance-based. Accordingly, the upside potential of our equity awards will not be realized by our name executive officers unless our performance improves over the vesting period of the awards. See “Executive Compensation—Grants of Plan-Based Awards” for detailed information on the equity awards granted during the 2010 fiscal year. For Mr. Cestare, restricted shares vest in five equal annual installments beginning on the first anniversary of the date of grant. For all other named executive officers, restricted stock awards (non-performance based) vest 60% after 3 years of service and 20% for each year of service thereafter. All non-statutory stock options vest 20% per year over a five year period.
Our annual equity award program is not typical in the thrift industry. Most converted thrift institutions (e.g. fully public companies and mutual holding companies) structure an equity award program that provides for large one-time grants to senior executive officers at the time the equity incentive plan is implemented. Our Compensation Committee, with the support of our management team and guidance from Pearl Meyers & Partners created an annual equity award program that promotes long-term value for our management team and aligns their interests with the interests of our stockholders.
Role of the Compensation Committee
We rely on the Compensation Committee to develop the broad outline of our compensation program and to monitor the success of the program in achieving the objectives of our compensation philosophy. The Compensation Committee is also responsible for the administration of our compensation programs and policies, including the administration of our cash- and stock-based incentive programs.
The Compensation Committee operates under a written charter that establishes its responsibilities. The Compensation Committee and the Board of Directors review the charter periodically to ensure that the scope of the charter is consistent with the Compensation Committee’s expected role. Under the charter, the Compensation Committee is charged with general responsibility for the oversight and administration of our compensation program. The charter vests in the Compensation Committee the sole responsibility for determining the compensation of the chief executive officer based on the Compensation Committee’s evaluation of his performance. The charter also authorizes the Compensation Committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities.
During 2010, the Compensation Committee met six (6) times, including four (4) executive sessions attended by Compensation Committee members only. Pearl Meyer & Partners, our independent compensation consultant, was present by teleconference or in person at two (2) of the meetings. The current members of the Compensation Committee are Messrs. Frank A. Farnesi (Chairman), Charles Kahn, Jr., Edward G. Boehne, Roy D. Yates, Don Gayhardt, and Thomas F. Hayes.

Role of the Compensation Consultant
The Compensation Committee engaged Pearl Meyer & Partners, an independent compensation consultant, to provide compensation data and recommendations that can be used to develop compensation programs that support our strategies as a public company. Pearl Meyer & Partners has provided consulting services in the areas of executive compensation, director compensation, short-term and long-term incentive plan design and best practices in light of the changes in the regulatory environment. Pearl Meyer & Partners also helped the Compensation Committee create a peer group of institutions for purposes of benchmarking total compensation for the Company’s named executive officers and directors. See “Peer Group Analysis.”
In November 2010, Pearl Meyer & Partners provided the Compensation Committee with peer group review. The purpose of the peer review was to assess the competitiveness of our total compensation program and assist the Compensation Committee in making compensation decisions for our management team going forward. The report issued in connection with the peer group review provided the Compensation Committee with peer data on base salary, short-term compensation (Incentives/Bonuses) and long-term compensation (equity based awards). The report also analyzed the Company’s total compensation position in relation to our peers, which assisted the Compensation Committee in continuing its philosophy of targeting compensation at the median level of the Company’s peers.
Role of Management
Our chief executive officer, in conjunction with representatives of the Compensation Committee and the Human Resources Department, develops recommendations regarding the appropriate mix and level of compensation for our named executive officers (other than himself). The recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. The chief executive officer meets with the Compensation Committee to discuss the compensation recommendations for the other named executive officers. Our chief executive officer does not participate in Compensation Committee discussions relating to the determination of his compensation.
Peer Group Analysis
The cornerstone of our compensation philosophy is the maintenance of a competitive compensation program relative to the companies with whom we compete for talent. Pearl Meyer & Partners developed our peer group using data provided by SNL Financial. Our peer group consists of 18 publicly-traded financial institutions ranging between $2.5 billion and $9.0 billion in asset size. These financial institutions are located predominately in the northeast region of the United States and have comparable financial performance. The following institutions make up our peer group:

Company Name	City	State

National Penn Bancshares, Inc.	Boyertown	PA
Hudson Valley Holding Corporation	Yonkers	NY
F.N.B. Corporation	Hermitage	PA
Northwest Bancshares, Inc.	Warren	PA
Investors Bancorp, Inc. (MHC)	Short Hills	NJ
Provident Financial Services, Inc.	Jersey City	NJ
First Commonwealth Financial Corporation	Indiana	PA
NBT Bancorp Inc.	Norwich	NY
Community Bank System, Inc.	De Witt	NY
S&T Bancorp, Inc.	Indiana	PA
Kearney Financial Corporation	Fairfield	NJ
Dime Community Bancshares, Inc.	Brooklyn	NY
Flushing Financial Corporation	Lake Success	NY
TrustCo Bank Corp NY	Glenville	NY
WSFS Financial Corporation	Wilmington	DE
Provident New York Bancorp	Montebello	NY
Tompkins Financial Corporation	Ithaca	NY
Lakeland Bancorp, Inc.	Oak Ridge	NJ

Allocation Among Compensation Components
Under our present structure, base salary has represented the largest component of compensation for our named executive officers. However, our use of short-term cash incentives and equity compensation reflects the growing importance of performance-based compensation in our overall compensation structure. The allocation of base salary and performance-based compensation (short-term cash incentives and equity awards) varies depending upon the role of a named executive officer in our organization and their results.
Employment and Management Agreements
We maintain employment agreements with our named executive officers. In addition to outlining the terms and conditions of employment, the employment agreements also ensure the stability of our management team by providing the executives with financial protection in the event a named executive officer is involuntarily terminated by the Bank or the Company for reasons other than cause (as defined in the employment agreements) or if a named executive officer is terminated in connection with a change in control. The terms and conditions of our employment agreements are consistent with the agreements provided to senior officers in the thrift industry and reflect best practices, such as the exclusion of tax gross ups. See “Executive Compensation — Employment/Management Agreements” and “—Potential Post-Termination Payments” for a detailed discussion of the terms of the employment agreements and the benefits provided upon termination of service.
The Compensation Committee reviews each contracted officer’s performance and his employment agreement on an annual basis for purposes of determining whether to extend the term of the agreement for an additional year. The Compensation Committee’s decision to extend the term of an agreement with a named executive officer is discretionary and reflects its evaluation of the executive’s role in the Company and his overall job performance.
In addition to his employment agreement with the Bank and the Company, the Bank and Beneficial Insurance Services, LLC maintains a Senior Management Agreement with Robert J. Bush. This agreement was entered into in connection with Beneficial Insurance Services, LLC’s acquisition of Paul Hertel & Co. in 2005. Mr. Bush is an integral part of Paul Hertel and Company and Beneficial Insurance Services believes the agreement protects its interests, as well as the interests of Beneficial Mutual Savings Bank. The agreement provides that Mr. Bush is an at will employee of Beneficial Insurance Services, LLC and subject to non-compete and non-solicitation restrictions similar to those provided for in Mr. Bush’s employment agreement with the Company and the Bank. The non-competition restrictions will expire two years following Mr. Bush’s termination of employment and the non-solicitation restrictions will expire five years following his termination of employment.

Tax and Accounting Considerations
In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure an understanding of the financial impact of the program. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences. To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible. However, to the greatest extent possible, it is our intent to structure our compensation programs in a tax efficient manner. When making grants under the 2008 Equity Incentive Plan, the Compensation Committee considers the tax implications of the awards, therefore all stock options granted under our equity plan, since its implementation, have been non-statutory stock options.
Retirement Benefits; Employee Welfare Benefits
All of our named executive officers are eligible to participate in the tax-qualified retirement plans available to Beneficial Mutual Savings Bank employees. This includes the Beneficial Mutual Savings Bank Employee Savings and Stock Ownership Plan (“KSOP”) and for those executives employed by Beneficial Mutual Savings Bank prior to June 30, 2008, the Employees’ Pension and Retirement Plan of Beneficial Mutual Savings Bank (“Pension Plan”). The Pension Plan was frozen effective June 30, 2008 in connection with the restructuring of our retirement program. Our KSOP enables our named executive officers to supplement their retirement savings with elective deferral contributions that we match at specified levels.
The KSOP also provides for additional discretionary employer contributions based on a percentage of participant compensation, subject to the Internal Revenue Code contribution limits.
In addition to our tax-qualified retirement plans, we also maintain non-qualified arrangements for certain named executive officers. Messrs. Cuddy, Miller and Bush all participate in the Beneficial Mutual Savings Bank Supplemental Pension and Retirement Plan and Mr. Miller maintains a Salary Continuation Agreement with Beneficial Mutual Savings Bank and participates in the Transition Credit Retirement Plan for Designated Employees. See “Executive Compensation — Pension Benefits — Supplemental Pension and Retirement Plan” and “Executive Compensation — Pension Benefits — Salary Continuation Arrangements” and “Executive Compensation — Non-Qualified Deferred Compensation — Transition Credit Retirement Plan for Designated Employees” for a detailed description of these arrangements. We also provide our executives with a vehicle to defer a portion of their income on a non-tax-qualified basis through our cash and/or stock-based deferral plans See “Executive Compensation — Non-Qualified Deferred Compensation” for a detailed description of these plans.
In addition to retirement programs, we provide our employees with coverage under medical, life insurance and disability plans on terms consistent with industry practice.
The Compensation Committee reviews our retirement programs on an annual basis with due consideration given to prevailing market practice, overall executive compensation philosophy and cost to Beneficial Mutual Savings Bank.

Perquisites
We annually review the perquisites that we make available to our named executive officers. The primary perquisites for senior managers include an automobile allowance and certain club dues. See Footnote 4 to “Executive Compensation— Summary Compensation Table” for detailed information on the perquisites provided to our named executive officers.
Stock Compensation Grant and Award Practices; Timing Issues
Our Compensation Committee considers whether to make equity awards to officers and directors on an annual basis and in connection with new hires and promotions. The Compensation Committee considers the recommendations of our chief executive officer and other executive officers with respect to awards contemplated for their subordinates. The Compensation Committee also consults with Pearl Meyer & Partners to insure our equity award program is competitive with our peer group. The Compensation Committee is solely responsible for the development of the schedule of equity awards made to our chief executive officer and the other named executive officers.
As a general matter, the Compensation Committee’s process is independent of any consideration of the timing of the release of material non-public information, including with respect to the determination of grant dates or stock option exercise prices. Similarly, we have never timed the release of material non-public information to affect the value of executive compensation. In general, the release of such information reflects long-established timetables for the disclosure of material non-public information such as earnings reports or, with respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to timing of disclosure. The Compensation Committee’s decisions are reviewed and ratified by the full Board of Directors.
The terms and conditions of each equity award are determined in accordance with the applicable provisions of our equity incentive plan. The Compensation Committee has structured our current equity program to include the grant of non-statutory stock options, performance shares and restricted shares. All director awards (non-statutory stock options and restricted stock awards) vest at a rate of 20% per year, beginning on the first anniversary date of the grant date of the award. All stock options granted to our named executive officers vest at a rate of 20% per year commencing on the first anniversary of the grant date. For Mr. Cestare, restricted shares vest in five equal annual installments beginning on the first anniversary of the date of grant and, for all other named executive officers, restricted stock awards vest over a 5 year period with 60% of the award vesting on the third anniversary and 20% of the award vesting each year thereafter. All stock options and stock awards granted under the equity plan become 100% vested upon an award recipient’s death, disability or a change in control. The performance share awards granted to our named executive officers vest upon the satisfaction of certain financial benchmarks determined by the Compensation Committee. For purposes of the performance awards granted in 2008, 2009 and 2010, the Compensation Committee established a goal that requires the Company to achieve a return on average assets of not less than 1% by the fifth full fiscal year following the date of grant. If at the end of the measurement period the Company has not achieved the return on average assets target, the new benchmark for vesting purposes is attaining a return on average assets that is sufficient to put the Company in the top quartile of thrifts nationwide with assets between $1 billion and $10 billion based on return on average assets. If the Company is in the top quartile, all performance shares vest. If neither performance benchmark is reached by the fifth full fiscal year following the grant date, all shares subject to the performance award are forfeited.
In accordance with our equity plan, the Compensation Committee may grant stock options only at or above fair market value, which is defined as the closing sales price of our common stock on the Nasdaq Global Select Market on the date of grant.

Stock Ownership Requirements
During fiscal 2010, the Company did not have a formal stock ownership policy for our named executive officers or Board members. However, effective March 17, 2011, the Company implemented a stock ownership and retention policy for its chief executive officer and president, other named executive officers and the Board of Directors. Under the terms of the new policy, our chief executive officer and president is expected to own or acquire Company stock having a fair market value equal to three (3) times his base salary. All other named executive officers are expected to own or acquire Company common stock having a fair market value at one (1) times each officer’s base salary. Non-employee directors of the Company are expected to own or acquire Company common stock having a fair market value of ten (10) times the annual retainer received by each director for services rendered as a director of the Company. All individuals subject to the stock ownership and retention policy have five years from appointment as a named executive officer or director (whichever is applicable) or within five years of March 17, 2011, whichever is later, to satisfy the stock ownership guidelines. Shares of Company common stock purchased in the open market, owned out right by an individual, or members of his or her immediate family residing in the same household, whether held individually or jointly, restricted stock granted under the Company’s equity plans, shares held in trust or by a limited family partnership and shares acquired through the Beneficial Mutual Savings Bank KSOP. Failure to meet, or in unique circumstances to show sustained progress toward meeting the stock ownership guidelines, may result in a reduction in future long-term incentive grants and/or payment of future annual incentives in the form of stock. In addition to stock ownership requirements, the Company also established a mandatory holding period of six months for stock acquired under the Company’s equity incentive plan.
Once established, an individual’s Company stock ownership requirement generally will not change as a result of changes in base salary or annual retainer, as applicable, and/or fluctuations in the Company’s common stock price. However, the Corporate Governance Committee of the Company’s Board of Directors may, from time to time, reevaluate and revise individual Company stock ownership requirements to give effect to changes in the Company’s common stock price or capitalization.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table provides information concerning the total compensation awarded, earned or paid to the principal executive officer and principal financial officer of the Company and our three other most highly compensated executives. These five officers are referred to as the “named executive officers” in this proxy statement.

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
						Incentive	Compen-	All Other
				Stock	Option	Plan	sation	Compen-
Name and Principal Position	Year	Salary	Bonus	Awards (1)	Awards (2)	Compensation	Earnings (3)	sation (4)	Total
Gerard P. Cuddy	2010	$510,000	$—	$145,500	$53,400	$—	$5,554	$30,028	$744,482
President and Chief Executive	2009	493,269	—	125,250	44,100	209,000	8,547	74,922	955,088
Officer	2008	475,000	—	1,186,000	674,000	95,000	18,159	39,240	2,487,399

Thomas D. Cestare (5)	2010	161,250	75,000	25,000	8,625	75,000	—	8,225	353,100
Executive Vice President and	2009	—	—	—	—	—	—	—	—
Chief Financial Officer	2008	—	—	—	—	—	—	—	—

Andrew J. Miller	2010	280,800	—	77,600	17,800	—	122,583	38,804	537,587
Executive Vice President and	2009	291,600	—	66,800	14,700	66,690	116,895	47,286	603,971
Chief Lending Officer	2008	280,800	—	593,000	337,000	45,630	72,536	69,035	1,398,001

Robert J. Bush	2010	325,920	—	77,600	17,800	—	6,761	14,700	442,781
Executive Vice President	2009	337,920	—	66,800	14,700	50,700	6,954	24,408	501,482
	2008	312,000	1,000	593,000	337,000	27,300	16,810	32,320	1,319,430

Denise Kassekert	2010	280,800	—	77,600	17,800	—	—	14,700	390,900
Executive Vice President	2009	244,232	—	66,800	14,700	81,250	—	21,370	428,352
	2008	192,000	—	593,000	252,750	45,000	—	9,526	1,092,276

Joseph F. Conners (6)	2010	406,112	—	77,600	17,800	—	131,974	8,575	642,061
Executive Vice President and	2009	291,600	—	66,800	14,700	80,730	111,938	46,485	612,253
Chief Financial Officer	2008	280,800	1,000	593,000	337,000	31,590	59,469	68,963	1,371,822

(1)	Reflects the compensation expense recognized in accordance with FASB ASC Topic 718 on outstanding restricted stock awards for each of the named executive officers. The amounts were calculated based on the Company’s stock price as of the date of grant ($10.00 for 2010 restricted stock awards for Mr. Cestare and, for all other named executive officers, $9.70 for 2010 restricted stock awards, $8.35 for 2009 restricted stock awards and $11.86 for 2008 restricted stock awards). When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon.

(2)	Reflects the compensation expense recognized in accordance with FASB ASC Topic 718 for outstanding stock option awards for each of the named executive officers based upon a fair value for each option using the Black-Scholes option pricing model ($3.45 for 2010 option awards for Mr. Cestare and, for all other named executive officers, $3.56 for 2010 option awards, $2.94 for 2009 option awards and $3.37 for 2008 option awards). The Company uses the Black-Scholes option pricing model to estimate its compensation cost for stock options awards. For further information on the assumptions used to compute fair value, see Note 17 to the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. The actual value, if any, realized by a named executive officer from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by a named executive officer will be at or near the value estimated above.

(3)	Represents the actuarial change in pension value in the executives’ amounts during the years ended December 31, 2010, 2009 and 2008 under the Beneficial Mutual Savings Bank Employees’ Pension and Retirement Plan, the Beneficial Mutual Savings Bank Supplemental Pension and Retirement Plan and the life insurance portion of each executive’s salary continuation agreement. See “Pension Benefits” below for a further discussion of these arrangements.

(4)	Details of the amounts reported in the “All Other Compensation” column for 2010 are provided in the table below.

	Mr. Cuddy		Mr. Cestare		Mr. Miller		Mr. Bush		Ms. Kassekert		Mr. Conners
Employer contributions to KSOP	$14,700		$8,225		$14,700		$14,700		$14,700		$7,506
Income recognized under split-dollar life insurance arrangements	—		—		1,306		—		—		1,069
Transition Credit Retirement Plan contribution	—		—		22,798		—		—		—
Perquisites	15,328	(a)	—	(b)	—	(b)	—	(b)	—	(b)	—	(b)

(a)	Includes the value of executive’s personal use of a company-owned automobile and club membership fees.

(b)	Did not exceed $10,000.

(5)	Mr. Cestare was employed by the Company and Bank as Executive Vice President and Chief Financial Officer effective July 6, 2010. Accordingly, no compensation information is available prior to that date. Mr. Cestare received a $75,000 hiring bonus in 2010 pursuant to his written offer of employment from the Bank.

(6)	Mr. Conners left the Company and the Bank to pursue other opportunities effective March 31, 2010. All unvested equity awards were forfeited effective March 31, 2010.

Employment and Management Agreements
The Company and the Bank maintain two year employment agreements with Gerard P. Cuddy, Thomas D. Cestare, Andrew J. Miller, Robert J. Bush and Denise Kassekert. The employment agreements with Messrs. Cuddy, Miller and Bush were entered into effective January 7, 2008. Ms. Kassekert entered into her agreement effective May 15, 2008 and Mr. Cestare entered into his agreement effective July 6, 2010. The current base salaries under the employment agreements with Messrs. Cuddy, Cestare, Miller and Bush and Ms. Kassekert are $510,000, $325,000 $280,800, $312,000 and $280,800, respectively.
Each employment agreement permits the Company and the Bank, in their sole discretion, to renew the term of the agreements for an additional year (each year), in connection with the officer’s annual performance reviews, so that the term of the employment agreements remain at two years. The employment agreements provide for, among other things, a minimum annual base salary, eligibility to participate in employee benefit plans and programs maintained by the Company and the Bank for the benefit of their employees, including discretionary bonuses, incentive compensation programs, participation in medical, dental, pension, profit sharing, retirement and stock-based compensation plans and certain fringe benefits applicable to executive personnel. The employment agreements also contain a provision that prohibits an executive from competing with the Company or the Bank in the event the executive’s employment is terminated for reasons other than a change in control.
In addition to his employment agreement with the Company and the Bank, the Bank and Beneficial Insurance Services, LLC entered into a Senior Management Agreement with Robert J. Bush in connection with Beneficial Insurance Services, LLC’s acquisition of Paul Hertel & Co. in 2005. The agreement provides that Mr. Bush is an at will employee of Beneficial Insurance Services, LLC and subject to non-compete and non-solicitation restrictions similar to those provided for in Mr. Bush’s employment agreement with the Company and the Bank. The non-competition restrictions will expire two years following Mr. Bush’s termination of employment and the non-solicitation restrictions will expire five years following his termination of employment.
See “Potential Post-Termination Payments” for a discussion of the benefits and payments each executive may receive under the employment or management agreement upon termination of employment.

Grants of Plan Based Awards
2008 Equity Incentive Plan. The following table provides information concerning all restricted stock and stock option awards granted to the named executive officers in 2010 under the Beneficial Mutual Bancorp, Inc. 2008 Equity Incentive Plan. All stock options awarded in 2010 were granted as non-statutory stock options.

					Grant Date Fair
		Number of Shares	Number of Securities	Exercise or	Value of Stock
		of Stock or	Underlying	Base Price of	Awards and
Name	Grant Date	Units (1)	Options (2)	Option Awards	Options (3)
Gerard P. Cuddy	03/05/2010	15,000	15,000	$9.70	$198,900
Thomas D. Cestare	07/06/2010	2,500	2,500	10.00	33,625
Andrew J. Miller	03/05/2010	8,000	5,000	9.70	95,400
Robert J. Bush	03/05/2010	8,000	5,000	9.70	95,400
Denise Kassekert	03/05/2010	8,000	5,000	9.70	95,400
Joseph F. Conners (4)	03/05/2010	8,000	5,000	9.70	95,400

(1)	For Mr. Cuddy, restricted shares vest according to the following schedule: (1) 7,500 shares are subject to a three-year cliff vesting schedule whereby no shares vest on the first and second anniversaries of the award; 60% of the shares vest on the third anniversary of the award; and thereafter 20% of the shares each vest on the fourth and fifth anniversaries of the award; and (2) 7,500 shares will vest if certain specified performance requirements are met during the performance measurement period beginning with the twelve months ended December 31, 2010 and ending with the twelve months ended December 31, 2014. For Mr. Cestare, restricted shares vest in five equal annual installments beginning on the first anniversary of the date of grant. For all other named executive officers, restricted shares vest according to the following schedule: (1) 4,000 shares are subject to a three-year cliff vesting schedule whereby no shares vest on the first and second anniversaries of the award; 60% of the shares vest on the third anniversary of the award; and thereafter 20% of the shares each vest on the fourth and fifth anniversaries of the award; and (2) 4,000 shares will vest if certain specified performance requirements are met during the performance measurement period beginning with the twelve months ended December 31, 2010 and ending with the twelve months ended December 31, 2014.

(2)	Options vest in five equal annual installments beginning on the first anniversary of the date of grant.

(3)	Sets forth the grant date fair value of stock and option awards calculated in accordance with FASB ASC Topic 718. The grant date fair value of all stock awards is equal to the number of awards multiplied by $9.70, with the exception of the stock awards granted to Mr. Cestare, the grant date fair value of which is equal to the number of awards multiplied by $10.00, the closing price for the Company’s common stock on the date of grant. The grant date fair value for option awards is equal to the number of options multiplied by a fair value of $3.45 for Mr. Cestare and $3.56 for all other named executive officers, which was computed using the Black-Scholes option pricing model. For further information on the assumptions used to compute fair value, see Note 17 to the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

(4)	Mr. Conners left the Company and the Bank to pursue other opportunities effective March 31, 2010. All unvested equity awards were forfeited effective March 31, 2010.
The Company maintains the 2008 Equity Incentive Plan to further its commitment to performance-based compensation and to provide participants with an opportunity to have an equity interest in the Company. The plan is administered by the Company’s Compensation Committee. The Compensation Committee has the authority to grant stock options, restricted stock awards and performance shares to officers and directors of the Company and the Bank. Additional information on the Company’s 2008 Equity Incentive Plan is set forth in the “Compensation Discussion and Analysis” section of this proxy statement.

Management Incentive Plan. The following table sets forth the threshold, target and maximum award that may be earned by each named executive officer under our 2010 Management Incentive Plan. See “Compensation Discussion and Analysis—Management Incentive Plan” for detailed information on the Company and individual performance measures that must be achieved in order for a named executive officer to receive an award under the plan.

		Estimated Possible Payouts
		Under Non-Equity Incentive
	Date of	Plan Awards (1)
	Corporate	Threshold	Target	Maximum
Name	Approval	($)	($)	($)
Gerard P. Cuddy	01/21/2010	$102,000	$204,000	$306,000

Thomas D. Cestare	07/06/2010	40,625	81,250	121,875

Andrew J. Miller	01/21/2010	35,100	70,200	105,300

Robert J. Bush	01/21/2010	39,000	78,000	117,000

Denise Kassekert	01/21/2010	35,100	70,200	105,300

Joseph F. Conners (2)	01/21/2010	35,100	70,200	105,300

(1)	The “Summary Compensation Table” shows the actual awards earned by our named executive officers under the 2010 Management Incentive Plan.

(2)	Mr. Conners left the Company and the Bank to pursue other opportunities effective March 31, 2010.
The 2010 Management Incentive Plan is designed to recognize and reward executives for their individual and collective contributions to the success of the Bank. The plan focuses on performance measures that are critical to the profitability and growth of the Bank. See “Compensation Discussion and Analysis—Management Incentive Plan” for detailed information on the plan and the Company and individual performance measures used by the Compensation Committee to determine payouts under the 2010 Management Incentive Plan.

Outstanding Equity Awards at Fiscal Year End
The following table provides information concerning unexercised options and stock awards that have not vested for each named executive officer outstanding as of December 31, 2010.

	Number of	Number of
	Securities	Securities
	Underlying	Underlying			Number of		Market Value of
	Unexercised	Unexercised			Shares or Units		Shares or Units of
	Options	Options	Option Exercise	Option	of Stock That		Stock That Have
Name	Exercisable	Unexercisable (1)	Price	Expiration Date	Have Not Vested		Not Vested (4)
Gerard P. Cuddy	80,000	120,000	$11.86	08/06/2018	100,000	(2)	$883,000
	3,000	12,000	8.35	03/09/2019	15,000	(3)	132,450
	—	15,000	9.70	03/05/2020	15,000	(3)	132,450

Thomas D. Cestare	—	2,500	10.00	07/06/2020	2,500	(3)	22,075

Andrew J. Miller	40,000	60,000	11.86	08/06/2018	50,000	(2)	441,500
	1,000	4,000	8.35	03/09/2019	8,000	(3)	70,640
	—	5,000	9.70	03/05/2020	8,000	(3)	70,640

Robert J. Bush	40,000	60,000	11.86	08/06/2018	50,000	(2)	441,500
	1,000	4,000	8.35	03/09/2019	8,000	(3)	70,640
	—	5,000	9.70	03/05/2020	8,000	(3)	70,640

Denise Kassekert	30,000	45,000	11.86	08/06/2018	50,000	(2)	441,500
	1,000	4,000	8.35	03/09/2019	8,000	(3)	70,640
	—	5,000	9.70	03/05/2020	8,000	(3)	70,640

(1)	Options vest in five equal annual installments beginning one year from the date of grant.

(2)	For Mr. Cuddy, restricted shares vest according to the following schedule: (1) 50,000 shares are subject to a three-year cliff vesting schedule whereby no shares vest on the first and second anniversaries of the award, 60% of the shares vest on the third anniversary of the award and 20% of the shares vest on each of the fourth and fifth anniversaries of the award; and (2) 50,000 shares will vest if certain specified performance requirements are met during the performance measurement period beginning with the twelve months ended December 31, 2009 and ending with the twelve months ended December 31, 2013. For all other named executive officers, restricted shares vest according to the following schedule: (1) 25,000 shares are subject to a three-year cliff vesting schedule whereby no shares vest on the first and second anniversaries of the award, 60% of the shares vest on the third anniversary of the award and 20% of the shares vest on each of the fourth and fifth anniversaries of the award; and (2) 25,000 shares will vest if certain specified performance requirements are met during the performance measurement period beginning with the twelve months ended December 31, 2009 and ending on the twelve months ended December 31, 2013.

(3)	For Mr. Cuddy, restricted shares vest according to the following schedule: (1) 7,500 shares are subject to a three-year cliff vesting schedule whereby no shares vest on the first and second anniversaries of the award; 60% of the shares vest on the third anniversary of the award; and thereafter 20% of the shares each vest on the fourth and fifth anniversaries of the award; and (2) 7,500 shares will vest if certain specified performance requirements are met during the performance measurement period beginning with the twelve months ended December 31, 2010 and ending with the twelve months ended December 31, 2014. For Mr. Cestare, restricted shares vest in five equal annual installments beginning on the first anniversary of the date of grant. For all other named executive officers, restricted shares vest according to the following schedule: (1) 4,000 shares are subject to a three-year cliff vesting schedule whereby no shares vest on the first and second anniversaries of the award; 60% of the shares vest on the third anniversary of the award; and thereafter 20% of the shares each vest on the fourth and fifth anniversaries of the award; and (2) 4,000 shares will vest if certain specified performance requirements are met during the performance measurement period beginning with the twelve months ended December 31, 2010 and ending with the twelve months ended December 31, 2014.

(4)	Based upon the Company’s closing stock price of $8.83 on December 31, 2010.

Pension Benefits
The following table sets forth the actuarial present value of each named executive officer’s accumulated benefit under our tax-qualified and non tax-qualified defined benefit plans, along with the number of years of credited service under the respective plans. No distributions were made under the plans in 2010. The Bank froze the Employees’ Pension and Retirement Plan of Beneficial Mutual Savings Bank effective June 30, 2008. Mr. Cestare and Ms. Kassekert are not participants in the Beneficial Mutual Savings Bank tax-qualified and non-qualified defined benefit plans.

				Present
		Number of		Value of
		Years of		Accumulated
		Credited		Benefit
Name	Plan Name	Service (1)		($) (2)
Gerard P. Cuddy	Employees’ Pension and Retirement Plan of Beneficial Mutual Savings Bank (4)	0.5		$12,654

	Supplemental Pension and Retirement Plan of Beneficial Mutual Savings Bank	0.5		19,606

Andrew J. Miller	Employees’ Pension and Retirement Plan of Beneficial Mutual Savings Bank (4)	34.5		701,161

	Supplemental Pension and Retirement Plan of Beneficial Mutual Savings Bank	34.5		142,453

	Salary Continuation Agreement	25	(3)	27,254	(3)

Robert J. Bush	Employees’ Pension and Retirement Plan of Beneficial Mutual Savings Bank (4)	1		24,842

	Supplemental Pension and Retirement Plan of Beneficial Mutual Savings Bank	1		16,959

Joseph F. Conners (5)	Employees’ Pension and Retirement Plan of Beneficial Mutual Savings Bank (4)	25.5		604,330

	Supplemental Pension and Retirement Plan of Beneficial Mutual Savings Bank	25.5		147,715

	Salary Continuation Agreement	25	(3)	18,664

(1)	Represents the number of years of credited service used only to determine the benefit under the pension plan. Years of credited service were frozen at June 30, 2008.

(2)	The present value of each executive’s accumulated benefit assumes normal retirement (age 65), the election of a single life form of pension and is based on a 5.55% discount rate for the Employees’ Pension and Retirement Plan and 4.95% for the Supplemental Pension and Retirement Plan.

(3)	The maximum years of service credit for the salary continuation agreements is 25. The present value of the executive’s accumulated benefit is based on a discount rate of 4.45%.

(4)	As of December 31, 2010, the Employees’ Pension and Retirement Plan of Beneficial Mutual Savings Bank and the Farmers & Mechanics Bank Restated Pension Plan were merged into one plan entitled the Beneficial Mutual Savings Bank Consolidated Pension Plan. The merger of the plans did not impact participant benefits.

(5)	Mr. Conners left the Company and the Bank to pursue other opportunities effective March 31, 2010.

Employees’ Pension and Retirement Plan. The Employees’ Pension and Retirement Plan of Beneficial Mutual Savings Bank was frozen effective June 30, 2008. The frozen plan provides that an active participant may retire on or after the date the participant attains age 65 and upon retirement, after twenty-five accrual years of service as a participant, receive a monthly pension in the form of a straight life annuity equal to 50% of his or her average monthly compensation. If the participant’s service is less than 25 years, his or her pension will be adjusted by the ratio of service to 25 years. After attainment of age 55 and the completion of five years of service, an active participant may elect early retirement. Upon early retirement a participant will be entitled to receive his or her accrued pension commencing on his or her normal retirement date or, if the participant desires, he or she may elect to receive a reduced pension which can commence on the first day of the month concurrent with or next following the participant’s early retirement date. If the employment of an active participant is terminated because of total and permanent disability, the participant will be entitled to receive a disability pension equal to the participant’s accrued pension, without actuarial reduction, commencing on the date the participant terminates employment due to disability and continuing until his death or until recovery from his total and permanent disability, if prior to age 65.
Participants generally have no vested interest in retirement plan benefits prior to the completion of five years of service. Following the completion of five years of vesting service, or in the event of a participant’s attainment of age 65 (or the fifth anniversary of participation in the plan, if later), death or termination of employment due to disability, a participant will become 100% vested in his or her accrued benefit under the retirement plan. The retirement plan provides that a participant may receive, subject to certain spousal consent requirements, his or her pension benefit in any of the following forms: (i) a life annuity, (ii) a reduced life annuity for the participant’s life with 120 monthly payments guaranteed if the participant dies prior to receiving the 120 payments, (iii) a 100%, 75% or 50% joint and survivor annuity, or (iv) a lump sum distribution if the value of the accrued pension benefit is less than $5,000.
As of December 31, 2010, the Employees’ Pension and Retirement Plan of Beneficial Mutual Savings Bank and the Farmers & Mechanics Bank Restated Pension Plan were merged into one plan entitled the Beneficial Mutual Savings Bank Consolidated Pension Plan. The merger of the plans did not impact participant benefits.
Supplemental Pension and Retirement Plan. The Supplemental Pension and Retirement Plan of Beneficial Mutual Savings Bank provides benefits which would have been payable to certain officers under the Bank’s Employees’ Pension and Retirement Plan but for certain IRS limitations. Upon termination of employment with the Bank a participant is eligible to receive benefits under the Supplemental Pension and Retirement Plan equal to the excess, if any, of (i) the benefits which would have been payable to the participant commencing on the first day of the month coincident with or next following the attainment of age 65 under the Pension Plan in the form of a single life annuity, but for the limitations imposed by the Internal Revenue Code, based on a participant’s compensation and service with Beneficial Bank through June 30, 2008, over (ii) the accrued benefits actually payable under the Pension Plan commencing on the first day of the month coincident with or next following the attainment of age 65 in the form of a single life annuity. In the event of the death of a participant prior to the commencement of benefits under the Pension Plan and in the event the participant’s spouse or beneficiary is entitled to a survivor’s benefit under the Pension, the spouse or beneficiary shall receive a benefit under the Supplemental Pension and Retirement Plan.
Salary Continuation Arrangements. Beneficial Bank maintains a salary continuation agreement with Mr. Miller to provide him with additional compensation at retirement at or after attaining age 65, or upon termination of employment by reason of death. The Bank has purchased several insurance policies to fund the benefits provided under the salary continuation arrangement. See “Potential Post-Termination Payments” for a discussion of the benefits and payments the executive may receive under the salary continuation agreement upon his termination of employment.

Non-Qualified Deferred Compensation
The following table discloses contributions made under any of the non-qualified defined contribution plans sponsored by Beneficial Mutual Savings Bank for each named executive officer who participated in the plan in 2010, along with the earnings and balances on each executive’s account as of December 31, 2010. During 2010, Mr. Conners received a total of $69,601 in distributions from non-qualified defined contribution plans. No other distributions or withdrawals were made from any of the plans in 2010. Messrs. Cuddy, Cestare and Bush and Ms. Kassekert do not participate in the Elective Deferred Compensation Plan, Stock-based Deferral Plan or the Transition Credit Retirement Plan for Designated Employees. Currently, only Mr. Miller participates in the Transition Credit Retirement Plan for Designated Employees.

		Registrant
		Contributions in	Aggregate	Aggregate Balance
		Last Fiscal Year	Earnings in	at Last Fiscal Year
Name	Plan Name	($)	2010	End ($)

Andrew J. Miller	Transition Credit Retirement Plan for Designated Employees	$22,050	$748	$22,798	(1)

(1)	These amounts represent the Company’s contributions during the 2010 fiscal year and have been reported in the “All Other Compensation” column of the “Summary Compensation Table” for 2010.
Elective Deferred Compensation Plan. The Beneficial Mutual Savings Bank Elective Deferred Compensation Plan assists certain employees designated by the Board as participants in maximizing their ability to save on a tax-deferred basis. The plan is intended to constitute an unfunded plan primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. Participants must submit a deferral election agreement and distribution form to the Bank’s Human Resources Department outlining the amount of their deferrals and form of distribution prior to the year in which the compensation will be earned. See “Potential Post-Termination Payments” below for a discussion of the benefits and payments each executive may receive under the Elective Deferred Compensation Plan upon his termination of employment.
Stock-Based Deferral Plan. Beneficial Mutual Savings Bank maintains a Stock-Based Deferral Plan for certain eligible officers and directors. The plan allows participants to defer compensation and invest their deferrals in Beneficial Mutual Bancorp common stock. See “Potential Post-Termination Payments” for a discussion of the benefits and payments each executive may receive under the Stock-Based Deferral Plan upon his termination of employment.
Transition Credit Retirement Plan for Designated Employees. In connection with the Bank’s restructuring of its retirement benefit program in 2008, which included the freezing of the Bank’s pension plan effective June 30, 2008, Beneficial Mutual Savings Bank implemented the Transition Credit Retirement Plan for Designated Employees. The plan provides certain key employees of the Bank with a non-qualified retirement benefit to supplement benefits available to them under the Bank’s frozen pension plan and the Beneficial Mutual Savings Bank Employee Savings and Stock Ownership Plan. For each plan year beginning with the plan year ended December 31, 2009 and ending with the plan year ending December 31, 2017, the transition credit account of a participant who is (i) employed on the last day of the plan year or (ii) terminates employment by reason of his or her death or disability during the plan year, shall be credited with a transition credit in a dollar amount equal to the percentage of the participant’s compensation (as defined in the KSOP) designated in the plan. Participants are always 100% vested in their transition credit accounts. Benefits are payable, unless otherwise stated in the plan, in a lump sum no later than 90 days following the date the participant separates service with the Bank.

Potential Post-Termination Payments
Payments Made Upon Termination for Cause. Under the terms of the employment agreements with Messrs. Cuddy, Cestare, Miller, Bush and Ms. Kassekert, if any of the executives is terminated for cause, he or she will receive his or her base salary through the date of termination and retain the rights to any vested benefits subject to the terms of the plan or arrangement under which those benefits are provided. In addition, a termination for cause will also result in the forfeiture of all unvested stock awards (time-based and performance) and vested stock options that have not been exercised. Further, participants in the Bank’s 2010 Management Incentive Plan will forfeit all rights to incentive opportunities as a result of termination for cause. Under the salary continuation agreement with Mr. Miller, termination of employment for dishonesty will result in the forfeiture of benefits under that arrangement.
Payments Made Upon Termination Without Cause or for Good Reason. If the Bank or the Company terminates an executive’s employment for reasons other than for cause or a change in control, or if an executive resigns from the Bank or the Company after specified circumstances set forth in the agreements that would constitute constructive termination, the employment agreements provide that the executive or, if the executive dies, his or her beneficiary, would be entitled to receive two (2) times the sum of the executive’s (i) current base salary and (ii) the most recent bonus paid. The severance benefit would be paid ratably over a two-year period. In addition, the executive would be entitled to receive, for the 24-month period following his or her termination date, medical, dental and life insurance coverage. If the Bank or the Company terminates its employment relationship with Messrs. Cuddy, Cestare, Miller or Ms. Kassekert during the term of their employment agreements for reasons other than cause or a change in control, the executive must adhere to a one-year non-competition restriction. If the Company, the Bank or an affiliate of the Company or the Bank terminates Mr. Bush for any reason during the term of his employment agreement, Mr. Bush will be subject to a two-year non-competition restriction and a five-year non-solicitation restriction. Mr. Bush’s Senior Management Agreement provides for similar non-compete and non-solicitation restrictions.
In the event the executives terminate employment without cause or for good reason they will forfeit all unvested stock awards, performance awards and stock options. If Mr. Miller terminates employment without cause or for good reason he will receive his entire account balance in a lump sum under the Bank’s Transition Credit Retirement Plan.
Under the salary continuation agreement with Mr. Miller, if the executive terminates employment with the Bank prior to age 65 for reasons other than death or dishonesty, the executive is entitled to a life insurance policy with a death benefit equal to $490,000. Alternatively, the executive may elect to receive a cash payment, equal to the cash surrender value of his life insurance policy.
Participants in the Bank’s 2010 Management Incentive Plan must be employed by the Bank on the date the benefits are paid. Therefore, if a participant terminates employment without cause or for good reason prior to payment under the 2010 Management Incentive Plan, all rights to plan benefits are forfeited.

Payments Made Upon Disability. The employment agreements provide each executive with a disability benefit equal to two-thirds of the executive’s bi-weekly rate of base salary as of his or her termination date. An executive will cease to receive disability payments upon the earlier of: (1) the date the executive returns to full-time employment; (2) the death of the executive; (3) the executive’s attainment of age 65; or (4) the date the employment agreement would have expired had the executive’s employment not terminated by reason of the executive’s disability. In addition, the executive would continue to be covered, to the greatest extent possible, under all benefit plans in which the executive participated before his or her disability as if he or she were actively employed by us. Disability payments are reduced by any disability benefits paid to an executive under any policy or program maintained by the Bank.
In the event an executive terminates employment due to disability, he or she will vest 100% in all unvested stock awards and stock options. Following termination of employment due to a disability, Mr. Miller will receive his entire account balance in a lump sum payment from the Bank’s Transition Credit Retirement Plan.
Under the salary continuation agreement with and Mr. Miller, if the executive terminates employment with the Bank prior to age 65 for reasons other than death or dishonesty, the executive is entitled to a life insurance policy with a death benefit equal to $490,000. Alternatively, the executive may elect to receive a cash payment, equal to the cash surrender value of his life insurance policy.
If a participant in the Bank’s 2010 Management Incentive Plan terminates his or her service with the Bank due to a disability, his or her award will be prorated based on the period of active employment with the Bank.
Payments Made Upon Death. Under the employment agreements, the executive’s estate is entitled to receive any salary and bonus accrued but unpaid as of the date of the executive’s death.
The salary continuation agreement maintained for Mr. Miller provides that in the event the executive dies after attaining age 55 but prior to attaining age 65, the Bank will pay the executive’s beneficiary $20,416.67 per month for twelve months and $13,617.92 per month commencing on the thirteenth month following the executive’s death through the one hundred and twentieth month following the executive’s death.
In the event a participant in the Bank’s 2010 Management Incentive Plan dies, his or her estate will receive the prorated portion of the participant’s award as of his or her date of death.
Payments Made Upon a Change in Control. Following a change in control of the Bank or the Company, under the terms of the employment agreements, if an executive voluntarily terminates (upon circumstances discussed in the agreement) or involuntarily terminates employment, the executive or, if the executive dies, the executive’s beneficiary, would be entitled to receive a severance payment equal to three (3) times the sum of the executive’s (i) base salary and (ii) most recent bonus paid by the Company and/or the Bank. In addition, the executive would also be entitled to continued medical, dental and life insurance coverage for the executive and his dependents for 36 months following his termination of employment. Mr. Cuddy would also be entitled to continue his club memberships for 36 months following his termination of employment at no cost to him.
Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times an individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control (the “Section 280G Limitation”). An individual’s base amount is equal to an average of the individual’s Form W-2 compensation for the five years preceding the year a change in control occurs (or such lesser number of years if the individual has not been employed for five years). Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and the employer may not deduct such amount for federal tax purposes. The employment agreements limit payments made to the executives in connection with a change in control to amounts that will not exceed the limits imposed by Section 280G.

Under the terms of the Bank’s KSOP, upon a change in control (as defined in the plan) the plan trustee will repay in full any outstanding acquisition loan and all remaining shares held in the loan suspense account after repayment will be allocated to participants as set forth in the plan.
In the event the executives terminate employment in connection with a change in control, they will vest 100% in all unvested stock awards and stock options. Following termination of employment due to a change in control, Mr. Miller will receive his entire account balance in a lump sum payment from the Bank’s Transition Retirement Plan.
Payments Upon Retirement. In addition to the tax-qualified retirement benefits and non-qualified retirement benefits set forth in “—Pension Benefits” above, participants in the Bank’s Management Incentive Plan who retire from the Bank will receive a prorated payout based on the period of the participant’s active employment only.
All payments under the Elective Deferred Compensation Plan and the Stock-Based Deferral Plan will be made in accordance with the form and timing elections made at the time of each executive’s deferral election.
Potential Post-Termination Benefits Tables. The amount of compensation payable to each named executive officer upon termination for cause, termination upon an event of termination, change in control followed by termination of employment, disability, death and retirement is shown below. The amounts shown assume that such termination was effective as of December 31, 2010, and thus include amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination. The amounts do not include the executive’s account balances in the Bank’s tax-qualified retirement plans to which each executive has a non-forfeitable interest. The amounts shown relating to unvested options and awards are based on the fair market value of the Company’s common stock on December 31, 2010, which was $8.83. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

The following table provides the amount of compensation payable to Mr. Cuddy in each of the circumstances listed below.

	Payments Due Upon
		Termination
		without		Change in Control
	Termination	Cause or for		with Termination
	for Cause	Good Reason		of Employment		Disability		Retirement		Death
Base salary	$—	$1,020,000	(2)	$1,530,000		$481,661		$—		$—
Annual cash incentive	—	418,000	(2)	627,000		—	(4)	—	(4)	—	(4)
Medical, life and dental insurance benefits	—	27,809		41,713		19,698	(3)	—		—
Fringe benefits (1)	—	—		11,769		—		—		—
Income attributable to vesting of stock awards	—	—		1,147,900		1,147,900		—		1,147,900

Total severance payment	$—	$1,465,809		$3,358,382	(5)	$1,649,259		$—		$1,147,900

(1)	Represents the value of club membership fees for 36 months following termination of employment in connection with a change in control.

(2)	Represents the total value of payments that would be paid ratably over a two-year period.

(3)	Benefits have been calculated based on the date the agreement would have expired had the executive’s employment not terminated due to his disability.

(4)	Represents the amount earned under the 2010 Management Incentive Plan.

(5)	The amount shown does not reflect adjustments that would be made to the executive’s total change in control severance payment to insure the executive’s severance payment would not be deemed an “excess parachute payment” under Section 280G of the Internal Revenue Code.
The following table provides the amount of compensation payable to Mr. Cestare in each of the circumstances listed below.

	Payments Due Upon
		Termination
		without		Change in Control
	Termination	Cause or for		with Termination
	for Cause	Good Reason		of Employment		Disability		Retirement		Death
Base salary	$—	$650,000	(1)	$975,000		$306,952		$—		$—
Annual cash incentive	—	150,000	(1)	225,000		75,000	(3)	75,000	(3)	75,000	(3)
Medical, life and dental insurance benefits	—	24,422		36,632		17,299	(2)	—		—
Income attributable to vesting of stock awards	—	—		22,075		22,075		—		22,075

Total severance payment	$—	$824,422		$1,258,707	(4)	$421,326		$75,000		$97,075

(1)	Represents the total value of payments that would be paid ratably over a two-year period.

(2)	Benefits have been calculated based on the date the agreement would have expired had the executive’s employment not terminated due to his disability.

(3)	Represents the amount earned under the 2010 Management Incentive Plan.

(4)	The amount shown does not reflect adjustments that would be made to the executive’s total change in control severance payment to insure the executive’s severance payment would not be deemed an “excess parachute payment” under Section 280G of the Internal Revenue Code.

The following table provides the amount of compensation payable to Mr. Miller in each of the circumstances listed below.

	Payments Due Upon
		Termination
		without		Change in Control
	Termination	Cause or for		with Termination
	for Cause	Good Reason		of Employment		Disability		Retirement		Death
Base salary	$—	$561,600	(1)	$842,400		$265,200		$—		$—
Annual cash incentive	—	133,380	(1)	200,070		—	(3)	—	(3)	—	(3)
Medical, life and dental insurance benefits	—	23,971		35,956		16,980	(2)	—		—
Transition Credit Retirement Plan (5)	—	66,060		66,060		66,060		—		66,060
Salary Continuation Agreement	—	41,583	(6)	41,583	(6)	41,583	(6)	—		1,396,697	(7)
Income attributable to vesting of stock awards	—	—		582,780		582,780		—		582,780

Total severance payment	$—	$826,594		$1,768,849	(4)	$972,603		$—		$2,045,537

(1)	Represents the total value of payments that would be paid ratably over a two-year period.

(2)	Benefits have been calculated based on the date the agreement would have expired had the executive’s employment not terminated due to his disability.

(3)	Represents the amount earned under the 2010 Management Incentive Plan.

(4)	The amount shown does not reflect adjustments that would be made to the executive’s total change in control severance payment to insure the executive’s severance payment would not be deemed an “excess parachute payment” under Section 280G of the Internal Revenue Code.

(5)	Represents the accrued balance that would be paid under the Transition Credit Retirement Plan for Designated Employees.

(6)	Represents the cash surrender value of the executive’s life insurance policy under the agreement.

(7)	Represents the present value of the monthly payments to be made to Mr. Miller’s beneficiary for 120 months. The present value was calculated using a 4.45% discount rate.
The following table provides the amount of compensation payable to Mr. Bush in each of the circumstances listed below.

	Payments Due Upon
		Termination
		without		Change in
		Cause or for		Control
	Termination	Good		with Termination
	for Cause	Reason		of Employment		Disability		Retirement		Death
Base salary	$—	$624,000	(1)	$936,000		$294,661		$—		$—
Annual cash incentive	—	101,400	(1)	152,100		—	(3)	—	(3)	—	(3)
Medical, life and dental insurance benefits	—	32,252		48,378		22,846	(2)	—		—
Income attributable to vesting of stock awards	—	—		582,780		582,780		—		582,780

Total severance payment	$—	$757,652		$1,719,258	(4)	$900,287		$—		$582,780

(1)	Represents the total value of payments that would be paid ratably over a two-year period.

(2)	Benefits have been calculated based on the date the agreement would have expired had the executive’s employment not terminated due to his disability.

(3)	Represents the amount earned under the 2010 Management Incentive Plan.

(4)	The amount shown does not reflect adjustments that would be made to the executive’s total change in control severance payment to insure the executive’s severance payment would not be deemed an “excess parachute payment” under Section 280G of the Internal Revenue Code.

The following table provides the amount of compensation payable to Ms. Kassekert in each of the circumstances listed below.

	Payments Due Upon
		Termination
		without		Change in Control
	Termination	Cause or for		with Termination
	for Cause	Good Reason		of Employment		Disability		Retirement		Death
Base salary	$—	$561,600	(1)	$842,400		$265,200		$—		$—
Annual cash incentive	—	162,500	(1)	243,750		—	(3)	—	(3)	—	(3)
Medical, life and dental insurance benefits	—	27,124		40,687		19,214	(2)	—		—
Income attributable to vesting of stock awards	—	—		582,780		582,780		—		582,780

Total severance payment	$—	$751,224		$1,709,617	(4)	$867,194		$—		$582,780

(1)	Represents the total value of payments that would be paid ratably over a two-year period.

(2)	Benefits have been calculated based on the date the agreement would have expired had the executive’s employment not terminated due to her disability.

(3)	Represents the amount earned under the 2010 Management Incentive Plan.

(4)	The amount shown does not reflect adjustments that would be made to the executive’s total change in control severance payment to insure the executive’s severance payment would not be deemed an “excess parachute payment” under Section 280G of the Internal Revenue Code.
OTHER INFORMATION RELATING TO
DIRECTORS AND EXECUTIVE OFFICERS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These individuals are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.
Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Company common stock during the fiscal year ended December 31, 2010, except for the failure by Roy D. Yates to file a timely Form 4 with respect to the disposition of shares in February 2010. In addition, five purchases made on behalf of Joseph F. Conners, the former Executive Vice President and Chief Financial Officer of the Company, pursuant to the Bank’s Stock-Based Deferral Plan throughout the first quarter of 2010, were not reported on a timely basis.
Transactions with Related Persons
The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee, although the Bank does not currently have such a program in place.

Pursuant to the Company’s Audit Committee charter, the Audit Committee periodically reviews, no less frequently than quarterly, a summary of the Company’s transactions with directors and executive officers of the Company and with firms that employ directors, as well as any other related person transactions, for the purpose of recommending to the disinterested members of the Board of Directors that the transactions are fair, reasonable and within Company policy and should be ratified and approved. Also, in accordance with banking regulations and its policy, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to the Company’s Code of Ethics and Business Conduct, all executive officers and directors of the Company must disclose any existing or potential conflicts of interest to the President and Chief Executive Officer of the Company. Such potential conflicts of interest include, but are not limited to, the following: (1) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (2) the ownership of more than 5% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Company.
The aggregate amount of loans by the Bank to its executive officers and directors and their affiliates was $511,248 at December 31, 2010. As of that date, these loans were performing according to their original terms. The outstanding loans made to our directors and executive officers and their affiliates were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features.
SUBMISSION OF BUSINESS PROPOSALS AND STOCKHOLDER NOMINATIONS
The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 10, 2011. If next year’s annual meeting is held on a date more than 30 calendar days from May 19, 2012, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.
The Company’s Bylaws provide that, in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 30 days before the date of the annual meeting. However, if less than 40 days’ notice or prior public disclosure of the date of the annual meeting is given to stockholders, such notice must be received not later than the close of business of the tenth day following the day on which notice of the date of the annual meeting was mailed to stockholders or prior public disclosure of the meeting date was made. A copy of the Bylaws may be obtained from the Company.

STOCKHOLDER COMMUNICATIONS
The Company encourages stockholder communications to the Board of Directors and/or individual directors. All communications from stockholders should be addressed to Beneficial Mutual Bancorp, Inc., 510 Walnut Street, Philadelphia, Pennsylvania 19106. Communications to the Board of Directors should be in the care of William J. Kline, Jr., Corporate Secretary. Communications to individual directors should be sent to such director at the Company’s address. Stockholders who wish to communicate with a Committee of the Board should send their communications to the care of the Chairperson of the particular committee, with a copy to Elizabeth H. Gemmill, the Chairperson of the Corporate Governance Committee. It is in the discretion of the Corporate Governance Committee whether any communication sent to the full Board should be brought before the full Board.
MISCELLANEOUS
The Company’s Annual Report to Stockholders has been included with this proxy statement. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.
If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.
Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning a proxy card.

By Order of the Board of Directors,

/s/ William J. Kline, Jr.

William J. Kline, Jr.
Corporate Secretary
Philadelphia, Pennsylvania
April 8, 2011

Beneficial printed this Proxy Statement on recycled paper

510 WALNUT STREET
PHILADELPHIA, PA 19106
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M33537-P08654	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BENEFICIAL MUTUAL BANCORP, INC.		For	Withhold	For All
The Board of Directors recommends that you vote FOR the following:		All	All	Except
Vote on Directors		☐	☐	☐
1.	The election as directors of all nominees listed for a three-year term (unless the “For All Except” box is marked and the instructions on the right are complied with).

Nominees:
01) Gerard P. Cuddy
02) Frank A. Farnesi
03) Thomas J. Lewis
04) George W. Nise

The election as director of the nominee listed for a one-year term (unless the “For All Except” box is marked and the instructions on the right are complied with).

Nominee:
05) Charles Kahn, Jr.

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	The ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Beneficial Mutual Bancorp, Inc. for the fiscal year ending December 31, 2011.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

			For	Against	Abstain

3.	The approval of a non-binding resolution to approve the compensation of the Company’s named executive officers.		☐	☐	☐

The Board of Directors recommends you vote 1 year on the following proposal:		1 Year	2 Years	3 Years	Abstain

4.	The consideration of an advisory vote on the frequency of the non-binding resolution to approve the compensation of the Company’s named executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 19, 2011
The proxy statement and the Company’s 2010 Annual Report to Stockholders are available at http://ir.thebeneficial.com/annuals.cfm. On this website, the Company also posts the Company’s 2010 Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission, including the Company’s 2010 audited consolidated financial statements.
The Notice and Proxy Statement and Form 10-K are also available at www.proxyvote.com

M33538-P08654
REVOCABLE PROXY
BENEFICIAL MUTUAL BANCORP, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 19, 2011
9:30 a.m., Local Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The stockholder(s) hereby appoints the official proxy committee of Beneficial Mutual Bancorp, Inc. (the “Company”), consisting of Edward G. Boehne, Karen D. Buchholz, Donald F. Gayhardt, Jr., Michael J. Morris, and Roy D. Yates, or any of them, with full power of substitution in each, to act as proxy for the stockholder(s), and to vote all shares of common stock of the Company which the stockholder(s) is/are entitled to vote only at the Annual Meeting of Stockholders to be held on May 19, 2011 at 9:30 a.m., local time, at The Penn Mutual Towers, 19th Floor, 510 Walnut Street, Philadelphia, Pennsylvania, and at any adjournments thereof, with all of the powers the stockholder(s) would possess if personally present at such meeting as indicated on the reverse side of this proxy card.
This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE
OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(Continued, and to be marked, dated and signed, on the other side)

510 WALNUT STREET
PHILADELPHIA, PA 19106
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions until 11:59 p.m. Eastern Time on May 12, 2011. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, voting instruction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 12, 2011. Have your voting instruction card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M33539-P08654	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

BENEFICIAL MUTUAL BANCORP, INC.		For	Withhold	For All
The Board of Directors recommends that you vote FOR the following:		All	All	Except
Vote on Directors		☐	☐	☐
1.	The election as directors of all nominees listed for a three-year term (unless the “For All Except” box is marked and the instructions on the right are complied with).

Nominees:
01) Gerard P. Cuddy
02) Frank A. Farnesi
03) Thomas J. Lewis
04) George W. Nise

The election as director of the nominee listed for a one-year term (unless the “For All Except” box is marked and the instructions on the right are complied with).

Nominee:
05) Charles Kahn, Jr.

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	The ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Beneficial Mutual Bancorp, Inc. for the fiscal year ending December 31, 2011.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

			For	Against	Abstain

3.	The approval of a non-binding resolution to approve the compensation of the Company’s named executive officers.		☐	☐	☐

The Board of Directors recommends you vote 1 year on the following proposal:		1 Year	2 Years	3 Years	Abstain

4.	The consideration of an advisory vote on the frequency of the non-binding resolution to approve the compensation of the Company’s named executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date

M33540-P08654

Beneficial Mutual Savings Bank Employee Savings and Stock Ownership Plan (the “KSOP”) Voting
Instruction Card
The participant, hereby directs Pentegra Trust Company (the “Plan Trustee”), to vote all shares of Beneficial Mutual Bancorp, Inc. (the “Company”) common stock allocated to the participant’s account in the Beneficial Mutual Savings Bank Employee Savings and Stock Ownership Plan (the “KSOP”) for which the participant is entitled to direct the Plan Trustee to vote at the Annual Meeting of Stockholders to be held on May 19, 2011 at 9:30 a.m., local time, at The Penn Mutual Towers, 510 Walnut Street, 19th Floor, Philadelphia, Pennsylvania and at any adjournments thereof. The Plan Trustee will vote all unallocated shares of Company common stock held in the KSOP Trust and shares of Company common stock for which the Plan Trustee does not receive timely instructions, in a manner calculated to most accurately reflect the instructions it receives from other KSOP participants. Your voting instructions will be considered timely if received on or before May 12, 2011.

510 WALNUT STREET
PHILADELPHIA, PA 19106
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions until 11:59 p.m. Eastern Time on May 12, 2011. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, voting instruction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 12, 2011. Have your voting instruction card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M33541-P08654	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

BENEFICIAL MUTUAL BANCORP, INC.		For	Withhold	For All
The Board of Directors recommends that you vote FOR the following:		All	All	Except
Vote on Directors		☐	☐	☐
1.	The election as directors of all nominees listed for a three-year term (unless the “For All Except” box is marked and the instructions on the right are complied with).

Nominees:
01) Gerard P. Cuddy
02) Frank A. Farnesi
03) Thomas J. Lewis
04) George W. Nise

The election as director of the nominee listed for a one-year term (unless the “For All Except” box is marked and the instructions on the right are complied with).

Nominee:
05) Charles Kahn, Jr.

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	The ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Beneficial Mutual Bancorp, Inc. for the fiscal year ending December 31, 2011.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

			For	Against	Abstain

3.	The approval of a non-binding resolution to approve the compensation of the Company’s named executive officers.		☐	☐	☐

The Board of Directors recommends you vote 1 year on the following proposal:		1 Year	2 Years	3 Years	Abstain

4.	The consideration of an advisory vote on the frequency of the non-binding resolution to approve the compensation of the Company’s named executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date

M33542-P08654

Beneficial Mutual Bancorp, Inc. 2008 Equity Incentive Plan Voting Instruction Card
The participant, hereby directs Pentegra Trust Company (the “Plan Trustee”), to vote all unvested shares of Beneficial Mutual Bancorp, Inc. (the “Company”) common stock awarded to the participant through the Beneficial Mutual Bancorp, Inc. 2008 Equity Incentive Plan (“Equity Plan”) for which the participant is entitled to direct the Plan Trustee to vote at the Annual Meeting of Stockholders to be held on May 19, 2011 at 9:30 a.m., local time, at The Penn Mutual Towers, 510 Walnut Street, 19th Floor, Philadelphia, Pennsylvania and at any adjournments thereof. If the Plan Trustee does not receive timely voting instructions, the Plan Trustee will vote the shares as directed by the Company. Your voting instructions will be considered timely if received on or before May 12, 2011.

510 WALNUT STREET
PHILADELPHIA, PA 19106
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions until 11:59 p.m. Eastern Time on May 12, 2011. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, voting instruction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 12, 2011. Have your voting instruction card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M33543-P08654	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

BENEFICIAL MUTUAL BANCORP, INC.		For	Withhold	For All
The Board of Directors recommends that you vote FOR the following:		All	All	Except
Vote on Directors		☐	☐	☐
1.	The election as directors of all nominees listed for a three-year term (unless the “For All Except” box is marked and the instructions on the right are complied with).

Nominees:
01) Gerard P. Cuddy
02) Frank A. Farnesi
03) Thomas J. Lewis
04) George W. Nise

The election as director of the nominee listed for a one-year term (unless the “For All Except” box is marked and the instructions on the right are complied with).

Nominee:
05) Charles Kahn, Jr.

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	The ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Beneficial Mutual Bancorp, Inc. for the fiscal year ending December 31, 2011.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

			For	Against	Abstain

3.	The approval of a non-binding resolution to approve the compensation of the Company’s named executive officers.		☐	☐	☐

The Board of Directors recommends you vote 1 year on the following proposal:		1 Year	2 Years	3 Years	Abstain

4.	The consideration of an advisory vote on the frequency of the non-binding resolution to approve the compensation of the Company’s named executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date

M33544-P08654

Beneficial Mutual Savings Bank Stock-Based Deferral Plan Voting Instruction Card
The participant, hereby directs Pentegra Trust Company (the “Plan Trustee”), to vote all shares of Beneficial Mutual Bancorp, Inc. (the “Company”) common stock credited to the participant’s account in the Beneficial Mutual Savings Bank Stock-Based Deferral Plan for which the participant is entitled to direct the Plan Trustee to vote at the Annual Meeting of Stockholders to be held on May 19, 2011 at 9:30 a.m., local time, at The Penn Mutual Towers, 510 Walnut Street, 19th Floor, Philadelphia, Pennsylvania and at any adjournments thereof. If the Plan Trustee does not receive timely voting instructions, the Plan Trustee will vote the shares as directed by the Company. Your voting instructions will be considered timely if received on or before May 12, 2011.